EXHIBIT 1

The Companies Act 1985

Public company limited by shares

Memorandum of association

of

Lloyds TSB Group plc
as altered by a special resolution passed on 11th May 2006

1	THE company’s name is “Lloyds TSB Group plc”.

2	THE company is to be a public company.

3	THE company’s registered office is to be situated in Scotland.

4	THE company’s objects are:-

(1) (a)

To take over and hold all or such part of the property and rights, and to assume and undertake all or such part of the liabilities and obligations, of the Trustee Savings Banks Central Board (“the Central Board”), Trustee Savings Banks (Holdings) Limited (“TSB Holdings”) and the trustee savings banks (meaning the banks defined as the existing banks in the Trustee Savings Banks Act 1985) as shall be transferred to and vested in the company under the said Act; and

(b) To act as the holding company for:-

(i)

the companies formed or to be formed with objects including that of assuming and conducting, after the vesting day, as the same is defined in the said Act, the respective businesses of the said trustee savings banks and eligible to succeed them respectively within the meaning of Section 1(2) of the said Act; and

(ii) the companies which, immediately before the said vesting day, are subsidiaries of the said trustee savings banks, the Central Board or TSB Holdings

(2)

To be the holding company of companies carrying on or engaged in, or about to carry on or engage in, or formed for the purpose of carrying on or engaging in, any businesses or transactions whether or not being businesses or transactions which the company is authorised to carry on or engage in, and for that purpose to acquire (whether by purchase, subscription or otherwise), hold, deal in and dispose of shares, stocks, debentures and other securities of any such companies and to exercise and enforce all rights and powers conferred by or incident to the ownership of any such shares, stocks, debentures and other securities and to promote, organise, incorporate, float, reorganise and finance and to aid and assist financially or otherwise any such companies

(3)

To co-ordinate and manage the group (hereinafter called “the group”) consisting of the company, its subsidiary companies, any holding company of the company, any subsidiary of any such holding company, and any other company in which the company is for the time being directly or indirectly interested and to exercise all the rights and powers (if any) of the company over or in relation to any such companies; and in this clause any reference to the company’s advantage or to the company’s interests shall be construed as a reference to the advantage or to the interests, as the case may be, of any of (i) the group as a whole, and (ii) one or more of the companies for the time being comprised in the group

(4)

To make or do or assist in making or doing such arrangements and things as may be considered desirable with a view to causing any of the businesses of any of the companies for the time being comprised in the group to be carried on economically and profitably, and to promote the success or best interests of any such companies, by mutual assistance and by co-operation with one another or by any other means and in particular to take or concur in any steps or proceedings (including the undertaking of any obligation, monetary or otherwise) calculated to uphold or support the credit of any such companies, or to obtain, maintain or restore public confidence, or to avert or minimise financial disturbances directly or indirectly affecting or likely to affect the business of any such companies

(5)

To employ the funds of the company in the development and expansion of all or any of the businesses of any of the companies for the time being comprised in the group and of any other company, whether now existing or hereafter to be formed, engaged in any business like to, or ancillary to, or which can conveniently be carried on in connection with any of those of any of the companies for the time being comprising the group

(6)

To act as managers, secretaries, directors, registrars or transfer or other agents of or for any company, whether or not for the time being comprised in the group, or person and to take part in the formation, management, supervision or control of the business or operations of any such company or person, and to provide managerial, executive, supervisory, consultancy, advisory, technical, secretarial, administrative, accounting and other services, staff or supplies (including the provision of office, factory or other accommodation, plant or equipment), to engage, employ, remunerate, second or supply staff, to institute, manage and operate pension, insurance and other schemes and generally to perform any services or undertake any duties for or on behalf of or in other manner to assist any such company or person and either without remuneration or on such terms as to remuneration as may be agreed

(7)

To carry on the business of banking in all its aspects, including but not limited to all businesses of a financial or monetary nature and any business which now is or at any time during the existence of the company may be usually or commonly carried on as part of or in connection with, or which may conduce to or be calculated to facilitate or render profitable or more profitable the transaction of, the business of banking or of dealing in money or securities or the provision of financial services of any kind, in any part of the world, and in particular (but without prejudice to the generality of the foregoing):-

	(a)	to receive money on current account or on deposit or otherwise on any terms, and to borrow, raise or take up money, with or without security, and to employ and use the same;

	(b)	to deposit, lend or advance money, securities or property, with or without security, and generally to make or negotiate loans and advances of every kind;

(c)

to draw, make, accept, endorse, grant, discount, issue, execute, guarantee, negotiate, transfer, acquire, subscribe or tender for, buy, sell, hold, invest or deal in, borrow, honour, retire, pay, secure or otherwise dispose of obligations, instruments and securities (whether transferable or negotiable or not) of every kind;

	(d)	to grant, issue, negotiate and in any manner deal with or in travellers’ cheques, letters of credit, circular notes, money orders, drafts and other forms of credit and instruments of every kind;

	(e)	to buy, sell and deal in foreign exchange, currencies, futures, precious metals, bullion, specie and commodities of every kind;

	(f)	to receive on deposit or for safe custody or otherwise cash, securities, documents and valuables of every description;

(g)

to collect, hold and transmit money and securities and to act as agents for the receipt or payment of money or for the receipt or delivery of securities and documents, and to provide clearing and money transmission services of every kind;

(h)

to issue and transact business in respect of all types of bankers’ cards, credit cards, charge cards, cash cards, cheque guarantee cards, debit cards and similar cards or tokens whether issued by the company or by any other person or company; and

(i)

to act as agents, brokers, advisers, managers or consultants in relation to the investment of money, the lending of money or securities, financial transactions of all kinds, the management of property and all insurance, pension and taxation matters, and generally to transact all agency, broking, advisory, managerial or consultancy business of every kind

(8)	To the extent that the same would not be authorised under paragraph (7) of this clause to be transacted or done, to transact and do all or any of the following:

(a)

to borrow or raise money in such manner and upon such terms and on such security as may seem to the directors to be expedient and in particular (but without prejudice to the generality of the foregoing) by the issue or deposit of debentures or debenture stock or other securities of any description and to secure all or any of the company’s liabilities in respect of money borrowed, raised or owing or any other debt or obligation of or binding on the company in such manner as may be thought expedient and in particular by mortgage, charge or lien upon all or any part of the undertaking, property and assets, present or future, and uncalled capital of the company;

	(b)	to receive on deposit or loan or for safe custody or otherwise cash, securities, documents and valuables of every description;

(c)

to lend or advance money, securities or property or give credit to any person or company, including (but without limitation) any company comprised in the group or any company otherwise associated with the company in business, in any such case on such terms as may seem to the directors to be expedient and whether or not the company receives any consideration or advantage therefrom;

(d)

to draw, make, accept, endorse, grant, discount, issue, execute, negotiate, transfer, acquire, subscribe or tender for, buy, sell, hold, invest or deal in, borrow, honour, retire, pay, secure or otherwise dispose of obligations, instruments and securities (whether transferable or negotiable or not) of every kind

(9)

To undertake and execute the office of executor, administrator, attorney, judicial and custodian trustee, judicial factor, receiver, committee and treasurer and to establish, undertake and execute trusts of all kinds, whether private or public, including religious and charitable trusts and generally to carry on trustee and executor business in all its aspects, either gratuitously or otherwise, and generally on such terms as may be thought expedient and in particular (but without prejudice to the generality of the foregoing) to act as trustees for the holders of any securities of any company or person and as managers and trustees of unit trusts, investment trusts and pension, benevolent and other funds and to transact all kinds of business arising in connection with any of the foregoing offices and trusts, and to establish, settle and regulate and, if thought fit, undertake and execute any trusts with a view to the issue of any securities, certificates or other documents based on or representing any securities or other assets appropriated for the purposes of any such trust

(10)	To undertake and provide any service required in connection with or relating to individual insolvency or bankruptcy or the administration, receivership or winding-up of any company

(11)

To carry on business as a finance house and issuing house and investment and trust company and as dealers in securities, and to introduce, promote, effect, negotiate, offer for sale by tender or otherwise, guarantee, underwrite, secure the subscription or placing of, subscribe or tender for or procure the subscription of (whether absolutely or conditionally), participate in, manage or carry out, on commission or otherwise, any issue, public or private, of the securities of any company, and to lend money for the purposes of any such issue

(12)

To carry on financial business and financial operations of all kinds and in particular (but without prejudice to the generality of the foregoing) to finance or assist in the financing of the acquisition, hire, lease or sale of heritable, real, moveable and personal property of every kind, and the provision of services in connection therewith, whether by way of personal loan, hire purchase, instalment finance, conditional or credit sale, deferred payment or otherwise; to acquire by assignation, assignment or otherwise debts owing to any person or company and to collect such debts, and generally to act as financiers, traders, factors, brokers, commission or other agents, dealers, carriers, merchants or in any other capacity and to import, export, buy, sell, let on hire, charter, barter, make advances upon, pledge or otherwise deal in heritable, real, moveable and personal property of every kind

(13)

To enter into any guarantee, bond, recognizance, cautionary obligation, contract of indemnity or suretyship and otherwise give security or become responsible for the performance of any obligation or duties by any company or person, including (but without limitation) any company comprised in the group or any company otherwise associated with the company in business, and in particular (but without prejudice to the generality of the foregoing) to guarantee, support or secure, whether by personal undertaking or covenant or by mortgaging or charging all or any part of the undertaking, property and assets, present or future, and uncalled capital of the company, or by both such methods, the performance of the obligations of, and the payment of monies secured by, or payable under or in respect of the securities of, any company or person, including as aforesaid, and to give and take counter-guarantees and indemnities, and to receive security for the implementation of any obligation; and to undertake the insurance, re-insurance and counter-insurance of all kinds of risks and generally to carry on the business of an insurance and guarantee company in all its aspects, in all such cases on such terms as may seem to the directors to be expedient and whether or not the company receives any consideration or advantage therefrom

(14)

To purchase, take on lease or in exchange, hire or otherwise acquire and hold, any heritable, real, moveable or personal property or any interest in any such property, and to sell, feu, lease, exchange, hire, or otherwise dispose of and to improve, manage, develop, grant rights or privileges in respect of or otherwise deal with any such property or interest or otherwise turn the same to the company’s advantage

(15)

To build, construct, maintain, alter, enlarge, pull down, remove or replace any buildings, works, plant and machinery and all other works and facilities which may seem to the directors necessary or convenient for the business of the company or likely to be to the company’s advantage and to work, manage and control the same or to join with any person or company in doing any of the above

(16)

To apply for, purchase or otherwise acquire and protect, prolong and renew any patents, licences and the like, conferring any exclusive or non-exclusive or limited right of user, or any secret or other information as to any invention, which in the opinion of the directors may be likely to be to the company’s advantage and to use, develop, manufacture under or grant licences in respect of, or otherwise turn to account and expend money in experimenting upon and testing and carrying on all kinds of research and development work in connection with, and in improving or seeking to improve, any such rights and information so acquired or proposed to be acquired

(17)	In any manner to invest and deal with the moneys of the company not immediately required

(18)	To pay for any rights or property acquired by the company (including without prejudice to the generality of the foregoing all or any part of the undertaking and assets referred to in paragraph (1)), to remunerate any person or company rendering services to the company in any manner and to pay all or any of the preliminary expenses of the company and of any company formed or promoted by the company, in every case whether by cash payment or by the allotment of shares, debentures or other securities of the company credited as paid up in full or in part or otherwise

(19)

To subscribe, donate or guarantee money for any national, political, charitable, benevolent, educational or social object, or for any exhibition, endeavour, artistic performance or sporting event, or for any other public, general or useful object, whether or not the company receives any advantage therefrom; and in particular (but without prejudice to the generality of the foregoing) to make covenanted or other donations or payments to any company having charitable purposes or objects or to any trustees for charitable purposes

(20)

To establish and support, or to aid in the establishment and support of, any society, club, fund, trust, institution, organisation or scheme which in the opinion of the directors may further the company’s interests or may benefit any persons who are or were at any time directors, officers or employees of any company whether or not comprised in the group, or may be connected with any town or place where any company within the group carries on business, and to establish and support profit sharing or share purchase schemes for the benefit of any such persons and so far as the law allows to lend money to any such persons or to trustees on their behalf to enable any such schemes to be established or maintained

(21)

To establish or continue and to maintain, or to procure the establishment or continuance and maintenance of, or to participate in any non-contributory or contributory pension or superannuation or death, disablement, sickness or other benefit funds or schemes for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances or other benefits to, any persons who are or were at any time directors or officers of or in the employment or service of any company comprised in the group, or of any company which is or was a predecessor in business of, or the whole or any part of the undertaking of which has become mediately or immediately vested in, the company or any such other company as aforesaid, and the wives, husbands, widows, widowers, children or step-children and other relatives and the dependants of any such persons, and to include rights in respect of such pensions, allowances or benefits in the terms of engagement of any such persons, and to make payments for or towards the insurance of any such persons

(22)

To apply for, promote or obtain any provisional order, Act of Parliament or licence of the Department of Trade or other authority or body for enabling the company to carry any of its objects into effect or to advance its interests or for effecting a modification of the company’s constitution or for any other purpose which may seem to the directors to be expedient, and to oppose any proceedings or applications which seem calculated, directly or indirectly to prejudice the company’s interests

(23)

To enter into any arrangement with any government or other public body or authority, supreme, municipal, local or otherwise, or any company or person and to obtain from any such government, body, authority, company or person all charters, contracts, decrees, rights, concessions and privileges which may seem to the directors to be conducive to the company’s purposes or any of them or likely to be to the company’s advantage and to carry out, exercise and comply with any such charters, contracts, decrees, rights, concessions and privileges

(24)

To purchase or otherwise acquire and undertake all or any part of the business, property, assets, liabilities and transactions of any person or company carrying on or engaged in or about to carry on or engage in any business which the company is authorised to carry on or engage in or which may seem likely to be to the company’s advantage

(25)

To amalgamate in any manner or enter into partnership, or into any arrangement for sharing profits, union of interests, co-operation, participation, joint adventure or reciprocal concession, with any person or company carrying on or engaged in, or about to carry on or engage in, any business or transaction which the company is authorised to carry on or engage in, or which may seem likely to be to the company’s advantage

(26)

To promote, finance or assist any other company for the purpose of acquiring all or any part of the property, rights and liabilities of the company or for any other purpose which may seem to the directors to be likely to be to the company’s advantage

(27)

To subscribe for, take, purchase or otherwise acquire and hold shares, stocks, debentures, debenture stock, bonds, obligations and other securities issued or guaranteed by any company, government, sovereign, ruler, commissioner, public body or authority, supreme, municipal, local or otherwise, whether in the United Kingdom or elsewhere

(28)

To sell or otherwise dispose of the undertaking of the company or any part thereof for such consideration as the directors may think fit, and in particular for shares (whether fully or partly paid), stock, debentures or other securities of any other company and to hold and retain, or sell, charge, mortgage and deal with any such shares, stock, debentures or other securities so received

(29)

To distribute among the members of the company in specie or in kind any property of the company, and in particular any shares, debentures or securities of other companies belonging to the company or of which the company may have the power of disposing

(30)

To carry on any other business or activities of any nature whatsoever which may seem to the directors to be capable of being conveniently or advantageously carried on by way of extension of, in connection with, or as ancillary to any of the businesses of the company, or to be calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable or more profitable any of the property or rights of the company, or to be likely to be to the company’s advantage

(31)

To do in any part of the world all or any of the things mentioned in this clause and either as principals, agents, trustees, contractors or otherwise, and either alone or in conjunction with others and either by or through agents, trustees, sub-contractors or otherwise

(32)[1]

To such extent as may be permitted by and consistent with law and relevant legislation, (A) to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, employees or trustees of the company, or of any associated company or organisation, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to the company or associated company or organisation; (B) otherwise to indemnify any such person against or from any such liability; and (C) (1) to provide any such person with funds to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings or, in connection with any application for relief from liability under the statutes and (2) to do anything to enable any such person to avoid incurring such expenditure. In this paragraph (32):

(a)

an “associated company or organisation” is any company or other body, whether or not incorporated, (i) which is the company’s holding company or (ii) in which the company or its holding company or any of the predecessors of the company or of such holding company has any interest whether direct or indirect or (iii) which is in any way allied to or associated with the company or its holding company or any of the predecessors of the company or of such holding company (including any pension fund or employees’ share scheme in which any employees of the company or of any associated company or organisation are interested and any company acting as trustee for such pension fund or share scheme) or (iv) which is a subsidiary undertaking of any person mentioned in (iii) or (v) to which directors, officers, employees or trustees of the company or of any subsidiary undertaking or any holding company of the company are permitted by the company or any subsidiary undertaking or any holding company of the company to lend their services;

	(b)	“holding company” and “subsidiary undertaking” have the same meanings as in the Companies Act 1985 as amended by the Companies Act 1989; and

	(c)	“person” includes any natural person, partnership, other unincorporated association or body corporate.

(33)	To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them or usually carried on in connection therewith

AND it is hereby declared that:-

(a)

the objects set forth in each of the paragraphs of this clause shall not be restrictively construed, but the widest interpretation shall be given thereto, and they shall not, except where the context expressly so requires, be in any way limited to or restricted by reference to or inference from any other object or objects set forth in this clause or from the terms of any other paragraph of this clause or by the order in which such paragraphs appear or by the name of the company, but the company shall have full power to exercise all or any of the

[1]	Amended by a special resolution passed on 11th May 2006

powers and to achieve or to endeavour to achieve all or any of the objects conferred by and provided in any one or more of such paragraphs;

(b)

the word “company” in this clause, except where used in reference to this company, shall be deemed to include any partnership, organisation, government, authority or other body, whether corporate or unincorporate, and whether incorporated or domiciled in the United Kingdom or elsewhere; and

	(c)	the word “money” in this clause, except so far as the context otherwise requires, includes foreign currency and any right to receive money or foreign currency and shall include notes and coin.

5		THE liability of the members is limited.

6*		THE company’s share capital is £100,000 divided into 380,000 ordinary shares of 25p each and 20,000 limited voting ordinary shares of 25p each.

*Notes:

(1)

By resolution passed on 11th September, 1986 the authorised share capital of the company was increased from £100,000 to £525,000,000 divided into 2,021,052,632 ordinary shares of 25p each and 78,947,368 limited voting ordinary shares of 25p each.

(2)

By resolution passed on 30th March, 1989 the authorised share capital of the company was increased from £525,000,000 to £825,000,000 divided into 2,021,052,632 ordinary shares of 25p each and 300,000,000 preference shares of £1 each.

(3)

By resolution passed on 29th November, 1995 the authorised share capital of the company was increased from £825,000,000 to £2,047,500,000 divided into 6,911,052,632 ordinary shares of 25p each, 78,947,368 limited voting ordinary shares of 25p each and 300,000,000 preference shares of £1 each.

(4)		By resolution passed on 11th April, 2000, the authorised share capital of the company was changed to the following:-

£1,791,250,000, comprising:

	(i)	£43,750,000 divided into 175,000,000 preference shares of 25p each;

	(ii)	£19,736,842 divided into 78,947,368 limited voting ordinary shares of 25p each; and

(iii)

£1,727,763,158 divided into 6,911,052,632 ordinary shares of 25p each; US$40,000,000 divided into 160,000,000 preference shares of US 25 cents each; €40,000,000, divided into 160,000,000 preference shares of € 25 cents each; and Japanese ¥1,250,000,000 divided into 50,000,000 preference shares of Japanese ¥25 each.

WE, the subscribers to this Memorandum of Association, wish to be formed into a company pursuant to this Memorandum; and we agree to take the number of shares shown opposite our respective names.

Names and Addresses of Subscribers	Number of Shares taken by each Subscriber

JOHN READ For and on behalf of Trustee Savings Bank Central Board 25 Milk Street London EC2V 8LU	199,999 ordinary shares

JOHN READ For and on behalf of Trustee Savings Bank Central Board	1 ordinary share

and

PETER WILLIAM STUART ROWLAND 25 Milk Street aforesaid

Total shares taken	200,000

Dated 10th October 1985

Witness to the above signatures,

R.G.H. BOURNE
25 Milk Street,

aforesaid
Solicitor

The Companies Act 1985

Public company limited by shares

Articles of association

of

Lloyds TSB Group plc
adopted by special resolution passed on 21st May 2004 and amended by a special resolution passed on 11th May 2006

Preliminary

1	Table A not to apply

The regulations in Table A in The Companies (Tables A to F) Regulations 1985 shall not apply to the company.

2	Interpretation

	2.1	In these articles (if not inconsistent with the subject or context) the words and expressions set out in the first column below shall bear the meanings set opposite to them respectively:

“act”	the Companies Act 1985;

“CREST regulations”	the Uncertificated Securities Regulations 2001;

“deed of covenant”

a deed of covenant entered into by the company on 4 January 1997 under which the company is obliged, inter alia, to make certain payments to the holder of limited voting shares named therein and any reference to any such deed shall include any instrument executed in substitution therefor in favour of such holder or any transferee of all or any of the limited voting shares formerly held by such holder in terms (taking such instruments together if more than one) which the directors consider to be no less favourable to the payee or payees thereunder;

“incapacity”

in relation to a member, includes death, bankruptcy, insanity, incapacity of any kind, dissolution, liquidation or other event where, by operation of law, the rights and obligations of a member are transferred to or vested in another person;

“in writing”	written or produced by any substitute for writing or partly one and partly another including (but only to the extent that the recipient has requested or agreed) electronic communication;

“limited voting shares”	limited voting ordinary shares of 25p each of the company;

“Lloyds TSB Scotland”	Lloyds TSB Scotland plc (registered in Scotland under number 95237);

“London stock exchange”	London Stock Exchange plc;

“month”	calendar month;

“office”	the registered office of the company for the time being;

“operator”	CRESTCo Limited or such other person as may for the time being be approved by H.M. Treasury as operator under the CREST regulations;

“operator instruction”	a properly authenticated dematerialised instruction attributable to the operator;

“ordinary shares”	ordinary shares of 25p each of the company;

“paid”	paid or credited as paid;

“participating security”	a security title to units which is permitted by the operator to be transferred by means of a relevant system;

“preference shares”	preference shares of the company described in article 3.1;

“register”	the register of members of the company;

“relevant system”	a computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument pursuant to the CREST regulations;

“seal”	the common seal of the company;

“securities seal”	an official seal kept by the company by virtue of section 40 of the act;

“statutes”	the act, the CREST regulations and every other statute for the time being in force or any judgment or order of any court of competent jurisdiction, concerning companies and affecting the company;

“these articles”	these articles of association as from time to time altered;

“transfer office”	the place where the register is situate for the time being;

“treasury shares”	shares of the company which are acquired and are being held by the company;

“UK Listing Authority”	the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000 and any successor thereto;

“United Kingdom”	the United Kingdom of Great Britain and Northern Ireland; and

“year”	calendar year.

2.2	Expressions and references:

2.2.1

The expression “address” shall include, in relation to electronic communication, any number or address (including, in the case of any uncertificated proxy instruction permitted under article 70, an identification number of a participant in the relevant system) used for the purposes of such communication.

2.2.2

The expressions “communication” and “electronic communication” shall have the same respective meanings as in the Electronic Communications Act 2000, the latter including, without limitation, e-mail, facsimile, CD-Rom, audio tape and telephone transmission and (in the case of electronic communication by the Company in accordance with article 135.1) publication on a web site.

2.2.3	The expressions “debenture” and “debenture holder” shall respectively include “debenture stock” and “debenture stockholder”.

2.2.4

The expression “documents” shall include notices, information, certificates, reports and accounts, financial statements, forms, offer documents, documents needed for the public quotation of securities, deeds, agreements, records, circulars and cheques, warrants or orders in respect of dividends, distributions or interest.

2.2.5	The expression “mail” shall include any document sent by prepaid envelope or, where the context allows, sent by fax or other electronic communication to the extent allowed by law.

2.2.6

The expressions “member, “holder” and “shareholder” shall include references, where the context so requires, to a person entitled by transmission or operation of law (including, without limitation, a person so entitled following incapacity of a member) to that member’s interest in the company.

2.2.7	The expression “officer” shall include a director, manager and the secretary, but shall not include an auditor.

2.2.8

The expressions “recognised clearing house” and “recognised investment exchange” shall mean any clearing house or investment exchange (as the case may be) granted recognition under the Financial Services and Markets Act 2000.

2.2.9

The expression “record date” means any date specified by the directors by resolution (notwithstanding any other provision of these articles but subject to the statutes) as the date at the close of business (or such other time as the directors may determine) of which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular.

2.2.10	The expression “secretary” shall include any person appointed to perform any of the duties of the secretary including, but not limited to, a joint, assistant or deputy secretary.

2.2.11	The expression “shareholders’ meeting” shall include both a general meeting and a meeting of the holders of any class of shares of the company.

2.2.12	All those provisions of these articles as are applicable to paid-up shares shall apply to stock, and the words “share” and “shareholder” shall be construed accordingly.

2.2.13

References to an amount or sum payable on or in respect of a share or an amount to be paid or calculated on or in respect of a share, means an amount, or payment, in the currency in which the share is denominated.

2.2.14

Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include bodies corporate and unincorporated associations.

2.2.15

References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force (whether coming into force before or after the adoption of these articles).

2.2.16

Any words or expressions defined in the act or the CREST regulations shall (if not inconsistent with the subject or context and if not defined in this article 2) bear the same meanings in these articles.

2.2.17

References to a share (or to a holding of shares) being in certificated or uncertificated form are references, respectively, to that share being a certificated or an uncertificated unit of a security for the purposes of the CREST regulations.

2.2.18	A special or extraordinary resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these articles or the statutes.

2.3

Wherever in these articles provision is included for the company to make payment, withhold, retain or not be obliged to make any payment in respect of any money which may be owing to any person, the following shall apply unless otherwise expressly provided:

2.3.1	no interest shall be payable thereon, but any moneys earned in respect of such money shall accrue to and be for the benefit of the company;

2.3.2	the company shall not be a trustee or hold such money in any fiduciary capacity, but shall be deemed to be the debtor of such person;

2.3.3	the company may pay such money in whole or in part into a separate bank account in the name of the person entitled, which shall be a good discharge to the company; and

2.3.4	the company may employ any such money in the business of the company or invest it as the directors may from time to time think fit.

Share capital

3	Amount of share capital

3.1	The share capital of the company at the date of the adoption of these articles consists of

3.1.1	£1,791,250,000, comprising:

	(i)	£43,750,000 divided into 175,000,000 preference shares of 25p each;

	(ii)	£19,736,842 divided into 78,947,368 limited voting shares of 25p each; and

	(iii)	£1,727,763,158 divided into 6,911,052,632 ordinary shares of 25p each;

3.1.2	US$40,000,000, divided into 160,000,000 preference shares of US 25 cents each;

3.1.3	€40,000,000, divided into 160,000,000 preference shares of € 25 cents each; and

3.1.4	Japanese ¥1,250,000,000 divided into 50,000,000 preference shares of Japanese ¥25 each.

3.2	The limited voting shares shall rank equally in all respects with the ordinary shares, save as otherwise provided in these articles or in the terms of issue of the limited voting shares.

	3.2.1	Each limited voting share shall be converted into an ordinary share:

		(i)	on the day following the last date on which an amount could become due and payable to a holder of limited voting shares under a deed of covenant; or

(ii)

if an offer is made to ordinary shareholders of the company (or to all such shareholders other than the offeror and/or any body corporate controlled by the offeror and/or any persons acting in concert with the offeror) to acquire the whole or any part of the issued ordinary share capital of the company and the right to cast more than 50 per cent. of the votes which may ordinarily be cast on a poll at a general meeting of the company becomes or is certain to become vested in the offeror and/or such bodies corporate and/or persons aforesaid; in such event the directors shall as soon as reasonably practicable after they become aware that such right has or will become so vested serve a written notice on all holders of limited voting shares stating that such event has occurred. The publication of a scheme of arrangement under the statutes providing for the acquisition by any person of the whole or any part of the ordinary share capital of the company shall be deemed to be the making of an offer for the purposes of this article 3.2.1.

3.2.2

The ordinary shares resulting from conversion shall carry the right to receive all dividends and other distributions declared, made or paid on the ordinary share capital of the company by reference to a record date on or after the date of conversion and shall rank equally in all other respects and form one class with the ordinary share capital of the company then in issue and fully paid.

3.2.3

If while the limited voting shares remain unconverted any offer or invitation (not being an offer or invitation to which the provisions of article 3.2.1 apply) is made or extended to the holders of the ordinary shares to subscribe for or purchase any securities of the company or any other company, the company shall make or extend or, so far as it is able, procure that there is made or extended a like offer or invitation at the same time to each holder of limited voting shares as if such shares had been converted hereunder on the record date for such offer or invitation.

	3.2.4	So long as the limited voting shares remain unconverted the following provisions shall apply:

		(i)	The company shall not consolidate or subdivide any of the ordinary shares without consolidating or subdividing the limited voting shares in like manner and to a like extent.

(ii)

The company will not create any new class of equity share capital, other than in connection with or pursuant to an employees’ share scheme approved by the company in general meeting, provided that the creation of equity share capital which carries as compared with the existing ordinary share capital only restricted voting or no voting rights and no greater rights as regards dividends or capital shall not be deemed to be the creation of a new class of equity share capital. Without prejudice to the right of the company to consolidate or subdivide shares or convert shares into stock or to issue ordinary shares by way of capitalisation of profits or reserves, it will not alter the rights attached to all or any part of its equity share capital or attach any special rights or privileges or restrictions thereto.

(iii)

The limited voting shares shall confer upon the holders thereof the right to have sent to them (at the same time as the same are sent to the holders of ordinary shares) a copy of every circular or other document sent out by the company to the holders of ordinary shares.

3.2.5

The directors shall forthwith upon such conversion direct that appropriate entries be made in the register and that written notice of such conversion be sent within 14 days after the date of such conversion to the holders of the limited voting shares.

3.2.6

Forthwith upon receipt by the company from a holder of limited voting shares of a certificate or certificates for such shares held by him on the date of conversion, the company shall deliver to such holder free of charge a new certificate for the ordinary shares to which such holder shall then have become entitled.

3.2.7

If the ordinary shares in issue on the date of conversion are listed on a recognised investment exchange, the company shall forthwith on conversion make application and take such other action as may be required to list the shares so converted on such exchange.

3.3

The preference shares shall confer upon the holders thereof such rights (including rights of redemption in whole or in part) as may be determined by the directors on allotment, but unless the directors shall otherwise determine, fully paid preference shares shall confer identical rights in respect of capital, dividends (save as to the currency of payment thereof and save where and to the extent that any such share is issued on terms providing that it shall rank for dividend as from a particular date), voting and otherwise, notwithstanding that they are denominated in different currencies and shall be treated as if they are one single class of shares.

4	Increase of share capital

The company may from time to time by ordinary resolution increase its capital by such sums and in such currencies to be divided into shares of such amounts and such currency or currencies as the resolution shall prescribe. All new shares shall be subject to the provisions of the statutes and of these articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

5	Consolidation, subdivision and cancellation

5.1	Subject to the provisions of article 3.2.4, the company may by ordinary resolution:

	5.1.1	consolidate and divide all or any of its share capital into shares of larger or smaller amount than its existing shares;

5.1.2

cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled; and

5.1.3

subdivide its shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association (subject to the provisions of the statutes), and so that the resolution whereby any share is subdivided may determine that, as between the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the company has power to attach to unissued or new shares.

5.2

Whenever as a result of a consolidation or subdivision of shares any members would become entitled to fractions of a share, the directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the act, the company) and distribute the net proceeds of sale in due proportion among those members in the same currency in which the shares were denominated. The directors may authorise some person to transfer the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

So far as the statutes allow, the directors may treat shares of a member in certificated form and in uncertificated form as separate holdings in giving effect to subdivisions and/or consolidations and may cause any shares arising on consolidation or subdivision and representing fractional entitlements to be entered in the register as shares in certificated form where this is desirable to facilitate the sale thereof.

6	Purchase of own shares

6.1

Subject to the provisions of the statutes, the company may purchase, or may enter into a contract under which it will or may purchase, any of its own shares of any class but so that if there shall be in issue any shares which are admitted to the official list maintained by the UK Listing Authority and which are convertible into equity share capital of the company of the class proposed to be purchased, then the company shall not purchase, or enter into a contract under which it will or may purchase, such equity shares unless either:

		6.1.1	the terms of issue of such convertible shares include provisions permitting the company to purchase its own equity shares or providing for adjustment to the conversion terms upon such a purchase; or

		6.1.2	the purchase, or the contract, has first been approved by an extraordinary resolution passed at a separate meeting of the holders of such convertible shares.

6.2

The company may not exercise any right in respect of treasury shares held by it, including any right to attend or vote at meetings, to participate in any offer by the company to shareholders or to receive any distribution (including in a winding-up), but without prejudice to its right to sell the treasury shares or to receive an allotment of shares as fully paid bonus shares in respect of the treasury shares.

7	Reduction of capital

Subject to the provisions of the act, the company may by special resolution reduce its share capital or any capital redemption reserve, share premium account or other undistributable reserve in any way.

Shares

8	Rights attaching to shares on issue

Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the company may be issued with such preferred, deferred or other special rights (including their being denominated in any currency), or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the company may from time to time by ordinary resolution determine (or, in the absence of any such determination, as the directors may determine) or as otherwise provided in these articles and, subject to the provisions of the statutes, the company may issue any shares which are, or at the option of the company or the holder are, liable to be redeemed.

9	Directors’ power to allot securities and to sell treasury shares

9.1

Subject to the provisions of the statutes relating to authority, pre-emption rights and otherwise and of any resolution of the company in general meeting passed pursuant thereto, all unissued shares shall be at the disposal of the directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times, on such terms and in such currencies as they think proper.

9.2

The directors shall be generally and unconditionally authorised pursuant to and in accordance with section 80 of the act to exercise for each allotment period all the powers of the company to allot relevant securities up to an aggregate nominal amount equal to the relevant section 80 amount.

9.3

During each allotment period, the directors shall be empowered to allot equity securities wholly for cash pursuant to and within the terms of the authority in article 9.2 and to sell treasury shares wholly for cash:

		9.3.1	in connection with a rights issue;

		9.3.2	otherwise than in connection with a rights issue, by the issue of the preference shares; and

		9.3.3	otherwise than in connection with a rights issue, or the issue of the preference shares, up to an aggregate nominal amount equal to the section 89 amount,

as if section 89(1) of the act did not apply to any such allotment or sale.

	9.4	By such authority and power the directors may, during the allotment period, make offers or agreements which would or might require securities to be allotted or sold after the expiry of such period.

	9.5	For the purposes of this article:

9.5.1

“allotment period” means the period ending on the date of the annual general meeting in 2005 or on 20 August 2005, whichever is the earlier, or any other period (not exceeding 5 years on any occasion) for which the authority conferred by article 9.2 is renewed or extended by resolution of the company in general meeting stating the section 80 amount for such period;

		9.5.2	“rights issue” means an offer of equity securities open for acceptance for a period fixed by the directors to:

(i)

holders of ordinary shares (other than the company) on the register on a record date fixed by the directors in proportion to their respective holdings (for which purpose holdings in certificated and uncertificated form may be treated as separate holdings); and

			(ii)	other persons so entitled by virtue of the rights attaching to any other securities held by them,

but subject in both cases to such exclusions or other arrangements as the directors may deem necessary or expedient in relation to fractional entitlements or legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory;

9.5.3

“section 80 amount” shall for the first allotment period be £334,068,329, US$40,000,000, €40,000,000 and Japanese ¥1,250,000,000 and for any other allotment period shall be that stated in the relevant resolution renewing or extending the authority conferred by article 9.2 for such period or, in either case, any other amount or amounts and in such currency or currencies as may be fixed by resolution of the company in general meeting;

9.5.4

“section 89 amount” shall for the first allotment period be £70,913,582 and for any other allotment period shall be that stated in the relevant special resolution renewing or extending the power conferred by article 9.3 for such period or, in either case, any other amount or amounts and in such currency or currencies as may be fixed by special resolution; and

9.5.5

the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the company, the nominal amount of such shares in any relevant currency which may be allotted pursuant to such rights.

10	Commissions on issue of shares

The company may exercise the powers of paying commissions conferred by the statutes to the full extent thereby permitted. The company may also on any issue of shares pay such brokerage as may be lawful.

11	Renunciation of allotment

The directors may at any time after the allotment of any share but before any person has been entered in the register as the holder:

	11.1	recognise a renunciation thereof by the allottee in favour of some other person and accord to any allottee of a share a right to effect such renunciation; and/or

	11.2	allow the rights represented thereby to be one or more participating securities,

in each case upon and subject to such terms and conditions as the directors may think fit to impose.

12	Trust etc. interests not recognised

Except as required by these articles, the statutes or under the order of a court, no person shall be recognised by the company as holding any share upon any trust, and the company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the holder.

Share certificates

13	Issue of share certificates

13.1

Every person (except a person to whom the company is not required by law to issue a certificate) whose name is entered in the register in respect of shares in certificated form shall upon the issue or transfer to him of such shares be entitled without payment to a certificate therefor:

		13.1.1	(in the case of issue) within one month (or such longer period as the terms of issue shall provide) after allotment; or

		13.1.2	(in the case of a transfer of fully-paid shares) within 5 business days after lodgment of the transfer; or

		13.1.3	(in the case of a transfer of partly-paid shares) within 2 months after lodgment of the transfer.

	13.2	A certificate sent to a member under this article 13 or under article 127, is sent at the risk of the member and not the company.

14	Form of share certificate

Every share certificate shall be executed by the company in such manner as the directors may decide (which may include use of the seal or the securities seal (or, in the case of shares on a branch register, an official seal for use in the relevant territory) and/or manual or facsimile signatures by one or more directors) and shall specify the number, denomination and class of shares to which it relates and the amount paid up thereon. No certificate shall be issued representing shares of more than one class.

15	Joint holders

In the case of a share held jointly by several persons in certificated form the company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of the joint holders shall be sufficient delivery to all.

16	Replacement of share certificates

16.1

Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued instead with such charge as the directors may reasonably determine.

16.2

If any member shall surrender for cancellation a share certificate representing shares held by him and request the company to issue instead two or more share certificates representing such shares in such proportions as he may specify, the directors may, if they think fit, comply with such request for such charge as the directors may reasonably determine.

16.3

If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of any exceptional out-of-pocket expenses of the company in connection with the request as the directors may think fit.

	16.4	In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

17	Share warrants to bearer

17.1

Subject to the provisions of the act, the company may issue share warrants to bearer (each a “warrant”) and the directors may accordingly, with respect to any share which is fully paid up and with respect to any one or more such shares as may be specified from time to time in a warrant (in any case in which they shall in their discretion think fit so to do) issue a warrant stating that the bearer of the warrant is entitled to the shares specified therein, and may in any case in which a warrant is so issued provide by coupons or otherwise for payment of the future dividends or other moneys in respect of the shares included in such warrant.

17.2

Subject to the provisions of these articles and of the act the bearer of a warrant shall be deemed to be a member of the company, and shall be entitled to the same privileges and advantages as if his name had been included in the register of members as the holder of the shares specified in such warrant. The company shall not recognise joint holders of a warrant.

17.3

No person shall, as the bearer of a warrant, be entitled (a) to sign a requisition for calling a meeting, or to give notice of intention to submit a resolution to a meeting, or (b) to attend or vote by himself or by his proxy or exercise any privilege as a member at a meeting, unless he shall, in case (a) before or at the time of lodging such requisition, or giving such notice of intention as aforesaid, or in case (b) four days at least before the day fixed for the meeting, have deposited at such address or one of such addresses (if any) as may have been specified for such purpose, or if no address has been so specified, the transfer office, the warrant in respect of which he claims to act, attend or vote as aforesaid (the place at which the warrant is so deposited being in this article called the “depository”), and unless the warrant shall remain so deposited until after the meeting and any adjournment thereof shall have been held.

17.4

There shall be delivered to any person so depositing a warrant a certificate stating his name and address, and describing the shares included in the warrant so deposited, and bearing the date of issue of the certificate, and such certificate shall entitle him or his proxy, duly appointed as hereinafter provided, to attend and vote at any general meeting held within three months from the date of the certificate and prior to delivery up thereof pursuant to article 17.5 in the same way as if he were the registered holder of the shares specified in the certificate.

17.5	Upon delivery up of the certificate at the depository, the bearer of the certificate shall be entitled to receive the warrant in respect of which the certificate was given.

17.6

The holder of a warrant shall not, save as aforesaid, be entitled to exercise any right as a member unless (if called upon by any director or the secretary so to do) he produces his warrant or the certificate of its deposit, and states his name and address.

17.7

The directors may from time to time make such other arrangements as they think fit, in addition to or in place of the arrangements referred to in articles 17.3 and 17.4, for persons entitled to warrants held through a recognised clearing house to exercise the rights of the bearer of the warrant in relation to shareholders’ meetings.

17.8

The directors may issue new warrants or coupons in such manner, subject to such conditions and in respect of such number of shares as they think fit from time to time and the directors shall be empowered at any time and from time to time to amend any warrant then in issue so that by virtue of such amendments the number of shares which such warrant from time to time represents is accurately shown therein provided that no new warrant or coupon shall be issued in place of one lost unless the directors are satisfied beyond reasonable doubt that the original has been destroyed.

17.9

The shares included in any warrant shall be transferred by the delivery of the warrant without any written transfer and without registration, and to shares so included the provisions hereinbefore contained with reference to the transfer of shares shall not apply.

17.10	The delivery to the company or to a duly authorised agent of the company of a coupon shall be a good discharge to the company for the dividend represented thereby.

17.11

Upon surrender of his warrant to the company for cancellation, together with all coupons for the future dividends on the shares comprised in the warrant and an application in writing signed by him in such form and authenticated in such manner as the directors shall require requesting to be registered as a member in respect of the shares included in the warrant and stating in such application his name, address and occupation, the bearer of a warrant shall be entitled to have his name entered as a member in respect of the shares included in the warrant, but the company shall in no case be responsible for any loss or damage incurred by any person by reason of the company entering in its register of members, upon surrender of a warrant, the name of any person not the true and lawful owner of the warrant surrendered.

17.12

Subject to any legislation from time to time, any notice to the bearer of a warrant or to any other person who holds or is interested in shares in the company in bearer form or any related coupons or talons (if any) shall be sufficiently given if advertised in such newspaper or newspapers as the directors, in their discretion, shall consider appropriate or by such other means as the directors consider appropriate (including, but without limiting the directors’ discretion, if warrants are held through a recognised clearing house by arranging for the notice to be given through that recognised clearing house). If notice is given by newspaper advertisement, it shall be deemed given on the day when the advertisement appears and if notice is given through a recognised clearing house it shall be deemed given on the day notice is issued by the recognised clearing system.

17.13

The directors may from time to time as they think fit make and vary the terms and conditions upon which warrants may be issued and any matters incidental thereto. Subject to these articles the bearer of a warrant shall be subject to the conditions for the time being in force relating to warrants whether made before or after the issue of such warrant.

Calls on shares

18	Power to make calls

The directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) but subject to the terms of allotment of such shares. A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed and may be made payable by instalments.

19	Liability for calls

Each member shall (subject to being given at least 14 days’ notice specifying the time or times and place of payment) pay to the company at the time or times and place so specified the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be wholly or partly revoked or postponed as the directors may determine.

20	Interest on overdue amounts

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as the directors determine, but the directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part.

21	Other sums due on shares

Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of allotment of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these articles be deemed to be a call duly made and payable on the date on which by the terms of allotment the same becomes payable. In case of non-payment all the relevant provisions of these articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

22	Power to differentiate between holders

The directors may on the allotment of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

23	Payment of calls in advance

The directors may if they think fit receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made. The company may pay interest upon the money so received (until and to the extent that the same would but for such advance become payable) at such rate as the member paying such sum and the directors may agree. No sum so paid up in advance shall entitle the member in respect of such share to participate in any dividend on such amount (until and to the extent that such sum would but for such advance become payable).

Forfeiture and lien

24	Notice on failure to pay a call

24.1

If a member fails to pay in full any call or instalment of a call on or before the due date for payment thereof, the directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the company by reason of such non-payment.

24.2

The notice shall name a further day (not being less than 7 days from the date of service of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call has been made will be liable to be forfeited.

25	Forfeiture for non-compliance

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The directors may accept a surrender of any share liable to be forfeited hereunder.

26	Disposal of forfeited shares

A share so forfeited or surrendered shall become the property of the company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the directors shall think fit, and at any time before a sale, re-allotment or disposal the forfeiture or surrender may be cancelled on such terms as the directors think fit. The directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid.

27	Holder to remain liable despite forfeiture

A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares (and shall, in the case of shares held in certificated form, surrender to the company for cancellation the certificate for such shares) but shall notwithstanding the forfeiture or surrender remain liable to pay to the company all moneys which at the date of forfeiture or surrender were presently payable by him to the company in respect of the shares with interest thereon at such rate as the directors may determine from the date of forfeiture or surrender until payment. The directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal or waive payment in whole or in part.

28	Lien on partly-paid shares

The company shall have a first and paramount lien on every share (not being a fully-paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share, and the directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this article.

29	Sale of shares subject to lien

The company may sell in such manner as the directors think fit any share on which the company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice demanding payment of the sum presently payable and giving notice of intention to sell the share in default of payment shall have been given to the relevant member.

30	Proceeds of sale of shares subject to lien

The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the amount in respect whereof the lien exists so far as the same is then payable and any residue shall, upon surrender (in the case of shares held in certificated form) to the company for cancellation of the certificate for the shares sold and subject to a like lien for sums not presently payable as existed upon the shares prior to the sale, be paid to the person entitled to the shares at the time of the sale. For the purpose of giving effect to any such sale, the directors may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser.

31	Evidence of forfeiture

A statutory declaration in writing that the declarant is a director or the secretary and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration shall (subject to the relevant share transfer being made, if the same be required) constitute a good title to the share, and the person to whom the share is sold, re-allotted or disposed of shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, reallotment or disposal of the share.

Variation of rights

32	Manner of variation of rights

32.1

Whenever the share capital of the company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the statutes, be varied or abrogated either with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either whilst the company is a going concern or during or in contemplation of a winding-up.

The provisions of this article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be varied.

32.2

To every such separate meeting all the provisions of these articles relating to general meetings and to the proceedings thereat shall apply with such changes as are appropriate, except that the necessary quorum shall be 2 persons at least holding or representing by proxy at least one-third in nominal value of the issued shares of the class (but so that at any adjourned meeting any holder of shares of the class present in person or by proxy shall be a quorum) and that any holder of shares of the class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every share of the class held by him.

33	Matters not constituting variation of rights

The special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied by:

33.1

the creation or issue of further shares ranking as regards participation in the profits or assets of the company in some or all respects equally therewith or subsequent thereto but in no respect in priority thereto; or

	33.2	the purchase or redemption by the company of any of its own shares.

Transfer of shares

34	Form of transfer

34.1

All transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the directors and may be under hand only or in the case of a corporation executed in accordance with the statutes or, as the case may be, the laws of its place of incorporation and its by-laws. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully-paid shares) by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the register in respect thereof. All instruments of transfer which are registered may be retained by the company.

	34.2	All transfers of shares which are in uncertificated form shall, unless the CREST regulations otherwise provide, be effected by means of a relevant system.

35	Balance certificate

Where some only of the shares comprised in a share certificate are transferred the old certificate shall be cancelled and, to the extent that the balance is to be held in certificated form, a new certificate for the balance of such shares issued instead without charge.

36	Right to refuse registration

36.1

The directors may decline to recognise any instrument of transfer relating to shares in certificated form unless it is in respect of only one class of share and is lodged (duly stamped if required) at the transfer office accompanied by the relevant share certificate(s) and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do). In the case of a transfer of shares in certificated form by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, the lodgment of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.

36.2

The directors may in their absolute discretion and without assigning any reason therefor refuse to register any transfer of shares (not being fully-paid shares) provided that, where any such shares are admitted to the official list maintained by the UK Listing Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis.

	36.3	The directors shall refuse to register the transfer of any share on which the company has a lien. The directors shall also refuse to register the transfer of any limited voting share unless the same:

36.3.1

is transferred under a scheme established or order made by the Charity Commissioners or by the court in the exercise of jurisdiction in relation to charities provided that the transferee shall have charitable objects;

36.3.2

is transferred by a company in the course of winding-up to some other institution or institutions having charitable objects and which shall prohibit the distribution of its or their income and property among its or their members to an extent at least as great as is imposed on the transferor by its memorandum of association;

		36.3.3	is transferred by a member of the company to another holder of limited voting shares; or

		36.3.4	devolves upon the crown and the doctrine of cy-près is applied at the direction of the crown in respect thereof.

	36.4	The directors may also refuse to register an allotment or transfer of shares (whether fully-paid or not) in favour of more than 4 persons jointly.

	36.5	If the directors refuse to register an allotment or transfer of shares they shall within 2 months after the date on which:

		36.5.1	the letter of allotment or instrument of transfer was lodged with the company (in the case of shares held in certificated form); or

		36.5.2	the operator-instruction was received by the company (in the case of shares held in uncertificated form),

send to the allottee or transferee notice of the refusal.

37	No fee on registration

No fee will be charged by the company in respect of the registration of any transfer or other document relating to or affecting the title to any shares or otherwise for making any entry in the register affecting the title to any shares.

38	Closure of register

The registration of transfers may be suspended at such times and for such periods (not exceeding 30 days in any year) as the directors may from time to time determine and either generally or in respect of any class of shares, except that, in respect of any shares which are participating securities, the register shall not be closed without the consent of the operator.

39	Branch register

Subject to and to the extent permitted by the statutes, the company, or the directors on behalf of the company, may cause to be kept in any territory a branch register of members resident in such territory, and the directors may make and vary such regulations as they may think fit respecting the keeping of any such register.

40	Further provisions on shares in uncertificated form

40.1

Subject to the statutes and the rules (as defined in the CREST regulations), and apart from any class of wholly dematerialised security, the directors may determine that any class of shares may be held in uncertificated form and that title to such shares may be transferred by means of a relevant system or that shares of any class should cease to be held and transferred as aforesaid.

	40.2	The provisions of these articles shall not apply to shares of any class which are in uncertificated form to the extent that such articles are inconsistent with:

		40.2.1	the holding of shares of that class in uncertificated form;

		40.2.2	the transfer of title to shares of that class by means of a relevant system; or

		40.2.3	any provision of the CREST regulations.

Transmission of shares
41	Persons entitled on death

In case of the death of a member, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the company as having any title to his interest in the shares, but nothing in this article shall release the estate of a deceased member (whether sole or joint) from any liability in respect of any share held by him.

42	Election by persons entitled by transmission

A person becoming entitled to a share in consequence of incapacity of a member may (subject as hereinafter provided) upon supplying to the company such evidence as the directors may reasonably require to show his title to the share either be registered himself as holder of the share upon giving to the company notice to that effect or transfer such share to some other person. All the limitations, restrictions and provisions of these articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the notice or transfer were a transfer made by the member registered as the holder of any such share.

43	Refusal of registration on transmission

The directors may at any time give notice requiring any person becoming entitled by transmission to a share to elect either to be registered himself or to transfer the share. If the notice is not complied with within 60 days, and the shares are fully paid up, such person shall be deemed to have elected to be registered himself whereupon he shall be entered in the register accordingly.

44	Rights of persons entitled by transmission

Save as otherwise provided by or in accordance with these articles, a person becoming entitled to a share in consequence of the incapacity of a member (upon supplying to the company such evidence as the directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof (except with the authority of the directors) to exercise any right conferred by membership in relation to shareholders’ meetings until he shall have been registered as a member in respect of the share.

Untraced shareholders

45	Untraced shareholders

	45.1	The company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a member if and provided that:

45.1.1

during the period of 12 years prior to the date of the publication of the advertisements referred to in article 45.1.2 (or, if published on different dates, the first thereof) at least 3 dividends in respect of the shares have become payable and no dividend in respect of those shares has been claimed;

45.1.2

the company shall on expiry of such period of 12 years have inserted advertisements in both a national newspaper and a newspaper circulating in the area of his registered address within the United Kingdom, or (if he has no such address) of the address, if any, within the United Kingdom supplied by him to the company for the service of documents giving notice of its intention to sell the shares; and

		45.1.3	during the period of 3 months following the publication of such advertisements the company shall have received no communication from such member.

45.2

To give effect to any such sale the company may appoint any person to transfer those shares, and such transfer shall be as effective as if it had been carried out by the member and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto.

45.3

The net proceeds of sale shall belong to the company which shall be obliged to account to the former member for an amount equal to such proceeds and shall enter the name of such former member in the books of the company as a creditor for such amount which shall be a debt of the company. Any net proceeds of sale unclaimed after a period of 12 years from the date of sale shall be forfeited and shall revert to the company.

45.4

The company may cease to send any cheque, warrant, order or similar financial instrument by post or to employ any other means of payment (including using the facilities of a relevant system) for any dividend, instalment of interest or other amount owing to a member which is normally paid in that manner and also may cease to send or deliver any other documents to such member if:

45.4.1

on 2 consecutive occasions cheques, warrants, orders or similar financial instruments shall have been returned undelivered during, or shall have remained uncashed at the end of, the period for which the same are valid, or any other means of payment shall have failed or other documents shall have been returned undelivered within 3 months of their being sent; or

45.4.2

on any occasion a cheque, warrant, order or similar financial instrument shall have been returned undelivered during, or shall have remained uncashed at the end of, the period for which the same is valid or any other means of payment shall have failed or other documents shall have been returned undelivered within 3 months of their being sent, and reasonable enquiries shall have failed to establish any new address or account of the member.

The company shall recommence sending cheques, warrants, orders or similar financial instruments or employing such other means in respect of dividends, instalments of interest and other amounts which become due and shall also recommence sending or delivering other documents after the member requests such recommencement in writing.

45.5

The company shall remain liable to a member to account to him for any amounts required to be paid to him but for the provisions of article 45.4. Any amount unclaimed for a period of 12 years from the date on which such amount would have been payable but for article 45.4 shall be forfeited and shall revert to the company.

General meetings

46	Annual and extraordinary general meetings

An annual general meeting shall be held once in every year, at such time (within a period of not more than 15 months after the holding of the last preceding annual general meeting) and place (being in Edinburgh or at such other place in Scotland as the directors shall appoint) as may be determined by the directors. All other general meetings shall be called extraordinary general meetings.

47	Convening of general meetings

The directors may whenever they think fit, and shall on requisition in accordance with the statutes, proceed with proper expedition to convene an extraordinary general meeting.

Notice of general meetings

48	Notice of general meetings

An annual general meeting and any extraordinary general meeting at which it is proposed to pass a special resolution or (save as provided by the statutes) a resolution of which special notice has been given to the company, shall be called by 21 days’ notice in writing at the least and any other extraordinary general meeting by 14 days’ notice in writing at the least.

The period of notice shall in each case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held, and shall be given to all members other than such as are not under the provisions of these articles entitled to receive such notices from the company provided that the company may determine that only those persons entered on the register at the close of business on a day determined by the company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice.

49	Contents of notice of general meetings

49.1

Every notice calling a general meeting shall specify the place and the day and hour of the meeting, and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint a proxy or proxies to attend and, on a poll, vote instead of him and that a proxy need not be a member of the company.

49.2

The notice shall specify the general nature of the business to be transacted at the meeting; and if any resolution is to be proposed as an extraordinary resolution or as a special resolution, the notice shall contain a statement to that effect.

	49.3	In the case of an annual general meeting, the notice shall also specify the meeting as such.

49.4

For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting.

49.5

If the directors consider that it is impractical, or undesirable, to hold a general meeting on the date or at the time or place stated in the notice of meeting, they may change the place of or postpone the meeting or do both. In such circumstances and if it is practical, the company shall announce the date, time and place of the adjourned meeting by advertisement in at least 2 United Kingdom national newspapers. It shall not be necessary to give notice of the adjourned meeting. The directors shall take all reasonable steps to ensure that a member trying to attend the meeting at the original date, time and place is informed of the new arrangements. If a meeting is adjourned in this way, proxies may be lodged in accordance with the provisions of articles 69 and 70 until 48 hours before the adjourned meeting. The directors may also change the place of or postpone the adjourned meeting, or do both, under this article.

Proceedings at general meetings

50	Chairman

The chairman of the directors, failing whom a deputy chairman, failing whom any director present and willing to act and, if more than one, chosen by the directors present at the meeting, shall preside as chairman at a general meeting. If no director is present within 5 minutes after the time appointed for holding the meeting and willing to act as chairman, the members present and entitled to vote shall choose one of their number to be chairman of the meeting.

51	Security and other arrangements at meetings

	51.1	The chairman of a meeting shall be entitled to take any action he considers appropriate for proper and orderly conduct before and during a general meeting.

51.2

The directors shall be entitled to ask persons wanting to attend a general meeting to submit to searches or other security arrangements which the directors think are appropriate. Without limitation, the security arrangements may include the prohibition of any article or item (as determined by the directors) being permitted to be taken into the meeting. The directors may, in their discretion, refuse entry to, or remove from, a general meeting any person who does not submit to those searches or comply with those security arrangements. The directors’ powers and discretions under this article are delegated to the chairman of the board, but, if he is not present, to the proposed chairman of the meeting.

52	Meeting in different places

	52.1	Subject to the statutes and these articles, every member may attend a general meeting in person or by proxy.

	52.2	The directors may make arrangements that they, in their discretion, think appropriate to:

		52.2.1	enable attendance at a place where a general meeting (or adjournment) is to be held; or

		52.2.2	regulate the number of people attending that meeting (or adjournment); and

		52.2.3	ensure the safety of people attending at that place,

and may change those arrangements at any time. The arrangements may include (without limitation) the issue of tickets or the use of a random method of selection.

52.3

In the case of a general meeting to which these arrangements apply, the directors may, when specifying the place of the meeting direct that the meeting shall be held at a place identified in the notice at which the chairman of the meeting will attend (the “principal meeting place”); and make arrangements for simultaneous attendance and participation (including by way of video link) at other places by members and proxies entitled to attend the meeting but excluded from it under this article or who want to attend at one of the other places. A member or proxy prevented from attending (or not wishing to attend) at the principal meeting place may attend and participate at another place. In the case of an annual general meeting, the principal meeting place shall be in Edinburgh or at such other place in Scotland as the directors shall appoint.

	52.4	The notice of meeting need not give details of any arrangements under this article.

	52.5	In these articles (unless the context requires otherwise), the members shall be treated as meeting in the principal meeting place.

	52.6	The directors’ powers and discretions under this article are delegated to the chairman at a general meeting.

52.7

The directors shall be entitled to permit such legal and other advisers of the company as they shall think fit to attend and speak at any meeting of the company or any separate meeting of any class of shares in the capital of the company.

53	Quorum

No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. 3 members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

54	Lack of quorum

If within 15 minutes from the time appointed for a general meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such day, time and place as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the chairman of the meeting may determine.

55	Adjournment

	55.1	The chairman of a general meeting may adjourn the meeting, before or after it has started, if the chairman considers that:

		55.1.1	there is not enough room for the number of members and proxies who want to attend the meeting;

		55.1.2	the behaviour of anyone present prevents, or is likely to prevent, the business of the meeting being carried out in an orderly way; or

		55.1.3	an adjournment is necessary for any other reason, so that the business of the meeting may be properly carried out.

The chairman may adjourn the meeting for any of these reasons to a date, time and place which the chairman may decide, or indefinitely, without the consent of the meeting to do this.

55.2

Subject to the preceding article, the chairman of any general meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the directors.

56	Notice of adjourned meeting

When a meeting is adjourned for 30 days or more or sine die, not less than 7 days’ notice of the adjourned meeting shall be given by advertisement in 2 United Kingdom national newspapers.

Save as provided in these articles, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

57	Amendments to resolutions

	57.1	The chairman may propose amendments to a special or extraordinary resolution if they are amendments to correct an obvious error in the resolution.

	57.2	No other amendments may be proposed to a special or extraordinary resolution.

57.3

Amendments to an ordinary resolution which are within the scope of the resolution may be proposed at any time by the chairman but in the case of a member only if written notice of the proposed amendment is delivered to the office at least 3 clear business days (or such lesser period as the chairman in his absolute discretion may determine) before the day fixed for the meeting or adjourned meeting.

57.4

If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

Polls

58	Demand for poll

58.1

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before a resolution is put to the vote on a show of hands, or on the declaration of the result of the show of hands) demanded by:

		58.1.1	the chairman of the meeting; or

		58.1.2	not less than 5 members present in person or by proxy and entitled to vote; or

		58.1.3	a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

58.1.4

a member or members present in person or by proxy and holding shares in the company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

58.2

A demand for a poll may be withdrawn, and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is so withdrawn, the meeting shall continue as if the demand had not been made. If a demand for a poll is withdrawn, the chairman of the meeting or other persons entitled to do so may demand a poll.

	58.3	Only the chairman of the meeting may demand a poll on a question of adjournment.

	58.4	No poll shall be demanded on the election of a chairman of a meeting.

59	Procedure on a poll

A poll shall be taken in such manner (including the use of ballot, electronic voting, voting papers or tickets) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers (who need not be members) and may adjourn the meeting to some place, date and time fixed by him for the purpose of declaring the result of the poll.

60	Voting on a poll

On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way. Unless his appointment otherwise provides, the proxy may vote or abstain at his discretion on any matter coming before the meeting on which proxies are entitled to vote.

61	Timing of poll

	61.1	A poll demanded by the chairman on a question of adjournment under article 58.3 shall be taken forthwith.

61.2

A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than 30 days from the date of the meeting) and place as the chairman may direct. No notice need be given of a poll not taken immediately.

	61.3	The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

Votes of members

62	Votes attaching to shares

Subject to article 49.4 and to any special rights or restrictions as to voting attached by or in accordance with these articles to or the terms of issue of any class of shares, on a show of hands every member who is present in person shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder provided that the limited voting shares shall entitle the holders thereof to receive notice of and to attend and speak at all general meetings of the company, but shall not entitle the holders to vote, either in person or by proxy, at any general meeting of the company, unless the business of the meeting includes the consideration of a resolution for:

62.1

the approval of any acquisition or disposal by the company or any of its subsidiaries for which by virtue of the significance of the transaction in relation to the business of the company or any subsidiary of the company or, in relation to the group of companies comprising the company and its subsidiaries, such approval is required in accordance with any requirement at that time imposed on the company, or to which the company is then subject, by virtue of securities of the company being listed on a recognised stock exchange or where such approval is sought by the directors due, in whole or in part, to the significance of the transaction in relation to the said business or to the said group.

If the directors in their absolute discretion and without assigning any reason in any case determine that a resolution is proposed in the circumstances mentioned in this article 62.1 in the notice calling the meeting of the company at which such resolution is to be proposed there shall appear with reasonable prominence a statement that a holder of limited voting shares shall be entitled to vote in respect of such shares on such resolution, and the appearance of such statement shall conclusively determine the right of any such holder so to vote thereon;

	62.2	the winding-up of the company; or

	62.3	any resolution varying, modifying or abrogating any of the rights or privileges attached to the limited voting shares,

provided that the holders of limited voting shares shall only be entitled to vote in respect thereof on such of the resolutions included in the business of the meeting as are referred to above.

63	Votes of joint holders

In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the share.

64	Chairman’s casting vote

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to any other vote he may have.

65	Restriction on voting in particular circumstances

65.1

No member shall, unless the directors otherwise determine, be entitled in respect of any share held by him to vote either personally or by proxy at a general meeting or to exercise any other right conferred by membership in relation to general meetings if any call or other sum presently payable by him to the company in respect of that share remains unpaid.

65.2

If any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under section 212 of the act and is in default for a period of 14 days in supplying to the company the information thereby required, then (unless the directors otherwise determine) in respect of:

65.2.1

the shares comprising the shareholding account in the register which comprises or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the “default shares”, which expression shall include any further shares which are issued in respect of such shares); and

		65.2.2	any other shares held by the member,

the member shall not (for so long as the default continues) nor shall any transferee to whom any of such shares are transferred (other than pursuant to an approved transfer or pursuant to article 65.3) be entitled to attend or vote either personally or by proxy at a general meeting or to exercise any other right conferred by membership in relation to general meetings.

65.3

Where the default shares represent 0.25 per cent or more of the issued shares of the class in question (excluding any shares in the company held as treasury shares), the directors may in their absolute discretion by notice (a “direction notice”) to such member direct that:

65.3.1

any dividend or part thereof or other money which would otherwise be payable in respect of the default shares shall be retained by the company and the member shall not be entitled to elect to receive shares instead of dividend; and/or

		65.3.2	no transfer of any of the shares held by such member shall be registered unless the transfer is an approved transfer or:

(iii) the member is not himself in default as regards supplying the information required; and

(iv)

the transfer is of part only of the member’s holding and, when presented for registration, is accompanied by a certificate by the member in a form satisfactory to the directors to the effect that after due and careful enquiry the member is satisfied that none of the shares the subject of the transfer are default shares, provided that, in the case of shares in uncertificated form, the directors may only exercise their discretion not to register a transfer if permitted to do so by the CREST regulations.

Any direction notice may treat shares of a member in certificated and uncertificated form as separate holdings and either apply only to the former or to the latter or make different provision for the former and the latter.

Upon the giving of a direction notice, its terms shall apply accordingly.

65.4

The company shall send to each other person appearing to it to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the company to do so shall not invalidate such notice.

65.5

Save as herein provided, any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues and shall cease to have effect thereafter upon the directors so determining (such determination to be made within a period of one week of the default being duly remedied with written notice thereof being given forthwith to the member).

65.6	Any direction notice shall cease to have effect in relation to any shares which are transferred by such member by means of an approved transfer or in accordance with article 65.3.2.

65.7	For the purposes of this article:

	65.7.1	a person shall be treated as appearing to be interested in any shares if the member holding such shares has been served with a notice under section 212 and either:

		(i)	the member has named such person as being so interested; or

(ii)

(after taking into account the response of the member to the notice and any other relevant information) the company knows or believes in good faith that the person in question is or may be so interested; and

	65.7.2	a transfer of shares is an “approved transfer” if:

		(v)	it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer (as defined in section 428 of the act); or

(vi)

the directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the member or with any person appearing to be interested in such shares including any such sale made through a recognised investment exchange or through a stock exchange outside the United Kingdom on which the company’s shares are normally traded. For the purposes of this article 65.7.2 any associate (as that term is defined in section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such shares.

65.8	The provisions of this article are in addition and without prejudice to the provisions of the act.

66	Voting by guardian

Where a guardian, receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the directors may require, permit such guardian, receiver or other person on behalf of such member to vote in person or by proxy at any general meeting or to exercise any other right conferred by membership in relation to general meetings.

67	Validity and result of vote

67.1

No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

67.2

Unless a poll is taken, a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution.

Proxies and corporate representatives

68	Proxy need not be a member

A proxy need not be a member of the company.

69	Form of proxy

	69.1	An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the directors may approve and:

		69.1.1	in the case of an individual, shall be signed or otherwise executed in accordance with the provisions of article 69.3 by the appointor or his attorney or comply with article 134; and

		69.1.2	in the case of a corporation, shall be executed:

			(vii)	in accordance with the statutes and, as appropriate, its by-laws; or

			(viii)	in the case of a corporation which is not incorporated in the United Kingdom, in accordance with the laws of the place of its incorporation and its by-laws; or

			(ix)	on its behalf by an attorney or an officer of the corporation or comply with article 134.

69.2

The signature or other execution on such instrument need not be witnessed. Where an instrument appointing a proxy is executed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the company) be lodged with the instrument of proxy pursuant to article 70, failing which the instrument may be treated as invalid.

69.3

In addition, the directors may determine that a proxy may be appointed by telephone, fax or electronic communication, subject to such terms and conditions relating thereto as they may impose and to the statutes.

70	Deposit of form of proxy

70.1

An instrument appointing a proxy must be left (or, where relevant, delivered or received by means of an electronic communication) at such address or one of such addresses (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no address is so specified, at the transfer office) not less than 48 hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid.

70.2

The instrument shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates, but shall not be valid for any other meeting. An appointment relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates.

70.3

Up to, but no more than, 2 separate instruments appointing a proxy may be effective in respect of the same holding of shares entered on the register for the purposes of any one meeting of the company or of any class of members thereof, provided that:

		70.3.1	each instrument shall state the number of shares comprised in such holding to which the instrument relates; and

		70.3.2	the aggregate number of shares comprised in such holding represented by both instruments shall not be greater than the total number of shares comprised in such holding.

70.4

When two or more instruments of proxy are delivered in respect of the same share for use at the same meeting, such matters shall be taken into account for the purposes of determining the intention of the appointor as the chairman of the meeting shall consider to be appropriate, and his decision as to the validity of any such instrument of proxy shall be final and conclusive.

70.5

Without limiting the foregoing, in relation to any shares in uncertificated form the directors may permit a proxy to be appointed by means of an electronic communication in the form of an uncertificated proxy instruction (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification, sent by means of a relevant system to such participant in that system acting on behalf of the company as the directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the directors (subject always to the facilities and requirements of the relevant system)); and may permit any supplement to, or amendment or revocation of, any such uncertificated proxy instruction to be made by a further uncertificated proxy instruction. The directors may in addition prescribe the method of determining the time at which any such instruction or notification is to be treated as received by the company. The directors may treat any such instruction or notification purporting or expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending the instruction to send it on behalf of that holder.

71	Rights of proxy

	71.1	An instrument appointing a proxy shall be deemed to include the right to demand a poll or join in demanding a poll and to speak at the meeting.

	71.2	Delivery of an instrument of proxy shall not preclude a member from attending and voting at the meeting or poll concerned.

72	Revocation of proxy

A vote cast or demand for a poll made by proxy shall not be invalidated by the previous incapacity of the member or by the revocation of the appointment of the proxy or of the authority under which the appointment was made, unless written notice of such incapacity or revocation shall have been received by the company at the address or one of the addresses specified under article 70 (subject to any conditions attached to the use of a particular address imposed under that article) or, if no address was specified, at the transfer office at least one hour before the commencement of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.

73	Corporations acting by representatives

Any corporation which is a member of the company may by resolution of its directors or other governing body authorise such person or persons (not exceeding 2 or such other number as the directors may determine) as it thinks fit to act as its representative at any general meeting. Where more than one such representative shall have been so appointed in respect of the same holding, the authority shall state the numbers of shares comprised in such holdings to which such authority relates. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the company and such corporation shall for the purposes of these articles be deemed to be present in person at any such meeting if any person so authorised is present thereat.

Directors

74	Number of directors

Subject as hereinafter provided, the directors shall not be less than 7. The company may by ordinary resolution from time to time vary the minimum number and/or maximum number of directors.

75	Share qualification

A director shall not be required to hold any shares of the company by way of qualification. A director who is not a member of the company shall nevertheless be entitled to attend and speak at general meetings.

76	Directors’ fees

The ordinary remuneration of the directors (which shall be deemed to accrue from day to day) shall be determined by ordinary resolution of the company. Such remuneration shall (unless such resolution otherwise provides) be divisible among the directors as they may agree, or, failing agreement, equally, except that any director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office.

77	Other remuneration of directors

Any director who holds any executive office (including for this purpose the office of chairman or deputy chairman whether or not such office is held in an executive capacity), or who serves on any committee of the directors, or who otherwise performs services which in the opinion of the directors are outside the scope of the ordinary duties of a director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the directors may determine.

78	Directors’ expenses, pension and other benefits

78.1

The directors may repay to any director all such reasonable expenses as he may incur in attending and returning from meetings of the directors or of any committee of the directors or general meetings or otherwise in connection with the business of the company.

78.2

The directors shall have power to pay and agree to pay gratuities, pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any director or ex-director, and for the purpose of providing any such gratuities, pensions or other benefits to contribute to any scheme or fund or to pay premiums.

79	Appointment and retirement of directors

79.1

The directors shall, within 2 months after any person shall take office as chairman of or senior executive officer of Lloyds TSB Scotland, appoint any such person who was not a director at the date of taking such office to be a director.

	79.2	The directors may from time to time appoint any other person to be a director, either to fill a casual vacancy or as an additional director.

79.3

Any director appointed under this article shall hold office only until the annual general meeting following next after his appointment, when he shall retire but shall be eligible for election as a director at that meeting, and shall act as a director throughout the meeting.

80	Appointment of executive directors

The directors may from time to time appoint one or more of their body to be the holder of any executive office on such terms and for such period as they may (subject to the provisions of the statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.

81	Powers of executive directors

The directors may entrust to and confer upon any director holding any executive office any of the powers exercisable by them upon such terms and conditions (including the power to sub-delegate) and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

Appointment and retirement of directors generally

82	Retirement at annual general meetings

Each director shall retire at the annual general meeting held in the third calendar year following the year in which he was elected or last re-elected.

83	Re-election of retiring director

83.1

The company at the meeting at which a director retires under any provision of these articles may by ordinary resolution fill the office being vacated by electing thereto the retiring director or some other person eligible for election.

83.2

The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring director or a resolution for his re-election is put to the meeting and lost. Accordingly a retiring director who is re-elected or deemed to have been re-elected will continue in office without a break.

84	Election of two or more directors

A resolution for the election of two or more persons as directors by a single resolution shall not be moved at any general meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it, and any resolution moved in contravention of this provision shall be void.

85	Nomination of director for election

85.1

No person shall be eligible for election as a director at any general meeting unless he is a director retiring at the meeting pursuant to article 82; or is recommended by the directors for election; or not less than 7 nor more than 42 days (inclusive of the date on which the notice is given) before the date appointed for the meeting there shall have been lodged at the office notice in writing signed by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected.

	85.2	The company shall be under no duty to give to its members notice of an intention to propose a person as director pursuant to a notice given in accordance with this article.

86	Election or appointment of additional director

The company may by ordinary resolution elect any person eligible for election to be a director, either to fill a casual vacancy or as an additional director, but the total number of directors shall not thereby exceed the maximum number (if any) fixed by or in accordance with these articles.

87	Vacation of office

The office of a director shall be vacated in any of the following events:

	87.1	if he shall become prohibited by law from acting as a director;

87.2

if he shall resign by writing left at the office or by delivery to the chairman or any deputy chairman or the secretary or if he shall in writing offer to resign and the directors shall resolve to accept such offer;

87.3

if he shall have a bankruptcy order made against him or shall compound with his creditors generally or shall apply to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that act or any similar order or process under the laws of any relevant jurisdiction;

87.4

if an order shall be made by any court claiming jurisdiction on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs;

	87.5	if he shall be absent from meetings of the directors for 6 months without leave and the directors shall resolve that his office be vacated;

87.6

if a notice in writing is served upon him personally or at the address registered with the company in accordance with sections 288 to 290 of the act or at his residential address provided to the company, signed by not less than three-quarters of the directors for the time being to the effect that his office as director shall on receipt of such notice be vacated. The signatures need not be on a single document and, for the avoidance of doubt, fax signatures shall be valid for the purposes hereof; or

87.7

if (having been initially appointed to such office pursuant to article 79.1 by virtue of his taking office as a chairman or senior executive officer as therein referred to) he shall cease, through any cause, to hold the office of chairman of, or a senior executive officer of, Lloyds TSB Scotland.

88	Removal of director

The company may:

	88.1	by extraordinary resolution; or

	88.2	in accordance with and subject to the provisions of the statutes by ordinary resolution of which special notice has been given,

remove any director from office (notwithstanding any provision of these articles or of any agreement between the company and such director, but without prejudice to any claim he may have for damages for breach of any such agreement).

Meetings and proceedings of directors

89	Convening of meetings of directors

Subject to the provisions of these articles, the directors may meet together for the despatch of business, adjourn and otherwise regulate their proceedings as they think fit. At any time any director may, and the secretary at the request of a director shall, summon a meeting of the directors. It shall not be necessary to give notice of a meeting of directors to any director for the time being absent from the United Kingdom. Any director may waive notice of any meeting and any such waiver may be retroactive.

90	Quorum

Subject to article 94, the quorum necessary for the transaction of business of the directors may be fixed from time to time by the directors and unless so fixed at any other number shall be 4. A meeting of the directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the directors.

91	Video conference and telephone meetings

91.1

The directors, and any committee of the directors, may meet by way of a video conference or conference telephone or similar equipment designed to allow everybody to take part in the meeting; or by way of a series of video conferences or telephone calls from the chairman of the meeting. Participation in this way shall be treated as being present at the meeting.

91.2

A meeting which takes place by a series of video conference calls or telephone calls from the chairman shall be treated as taking place where the chairman is. In other cases, meetings shall be treated as taking place where the largest group of the participants are or, if there is no such group, where the chairman is.

92	Chairman

92.1

The directors may elect from their number a chairman and a deputy chairman (or 2 or more deputy chairmen) and determine the period for which each is to hold office. If no chairman or deputy chairman shall have been appointed or if at any meeting of the directors no chairman or deputy chairman shall be present within 5 minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be chairman of the meeting.

92.2

If at any time there is more than one deputy chairman, the right in the absence of the chairman to preside at a meeting of the directors or of the company shall be determined as between the deputy chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the directors.

93	Casting vote

Questions arising at any meeting of the directors shall be determined by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

94	Number of directors below minimum

The continuing directors may act notwithstanding any vacancies, but if and so long as the number of directors is reduced below the minimum number fixed by or in accordance with these articles the continuing directors or director may act for the purpose of filling such vacancies or of summoning general meetings, but not for any other purpose. If there be no directors or director able or willing to act, then any 2 members may summon a general meeting for the purpose of appointing directors.

95	Written resolutions

A resolution in writing signed or approved by fax or by any electronic communication or by telephone and subsequently confirmed in writing or by fax or by electronic communication by not less than 90% of the directors for the time being in the United Kingdom and entitled to vote thereon shall be as valid and effectual as a resolution duly passed at a meeting of the directors and may consist of several documents or other such forms of approval in the like form each signed or so approved by one or more directors.

96	Validity of proceedings

All acts done by any meeting of directors, or of any committee or sub-committee of the directors, or by any person acting as a director or as a member of any such committee or sub-committee, shall as regards all persons dealing in good faith with the company, notwithstanding that there was some defect in the appointment of any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or member of the committee or sub-committee and had been entitled to vote.

Directors’ interests

97	Directors may have interests

Subject to the provisions of the statutes, and provided that he has disclosed to the directors the nature and extent of any interest of his, a director notwithstanding his office:

	97.1	may be a party to, or otherwise interested in, any contract, transaction or arrangement with the company or in which the company is otherwise interested;

97.2

may be a director or other officer of, or employed by, or a party to any contract, transaction or arrangement with, or otherwise interested in, any body corporate promoted by the company or in which the company is otherwise interested;

	97.3	may (or any firm of which he is a partner, employee or member may) act in a professional capacity for the company (other than as auditor) and be remunerated therefor; and

97.4

shall not, save as otherwise agreed by him, be accountable to the company for any benefit which he derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any such body corporate or for such remuneration, and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.

98	Restrictions on voting

98.1

Save as herein provided, a director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of interests in shares or debentures or other securities of, in or through, the company. A director shall not be counted in the quorum at a meeting in relation to any resolution on which he is not entitled to vote.

98.2

Subject to the provisions of the statutes, a director shall (in the absence of some material interest other than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:

98.2.1

the giving of any security, guarantee or indemnity in respect of (i) money lent or obligations incurred by him or by any other person at the request of or for the benefit of the company or any of its subsidiary undertakings or (ii) a debt or other obligation of the company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

98.2.2

any proposal concerning an offer of shares or debentures or other securities of or by the company or any of its subsidiary undertakings in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

98.2.3

any proposal concerning any other body corporate in which he is interested, directly or indirectly and whether as an officer or member or otherwise, provided that he (together with persons connected with him within the meaning of section 346 of the act) does not have an interest (as that term is used in sections 198 to 211 of the act) in one per cent or more of the issued equity share capital of any class of such body corporate (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this article to be a material interest in all circumstances);

98.2.4

any proposal relating to an arrangement for the benefit of the employees of the company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates; and

98.2.5[1]

any proposal concerning (i) insurance which the company proposes to maintain or purchase for the benefit of directors or former directors or for the benefit of persons who include directors or former directors, or (ii) indemnities in favour of directors or former directors, or (iii) the funding of expenditure by one or more directors or former directors on defending proceedings against him or them or in connection with an application by him or them for relief from liability, or (iv) doing anything to enable such director or directors or former directors to avoid incurring such expenditure.

98.3

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more directors to offices or employments with the company or any body corporate in which the company is interested, the proposals may be divided and considered in relation to each director separately and in such case each of the directors concerned (if not debarred from voting under article 98.2.3) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

98.4

If a question arises at any time as to the materiality of a director’s interest or as to his entitlement to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting (or in the case of a question relating to the chairman, to another director present and selected for such purpose by the other directors also present). The ruling of the chairman or such other director in relation to any director or the chairman respectively shall be final and conclusive, except in a case where the nature or extent of the interest of such director (as known to him) has not been fairly disclosed.

[1]	Amended by a special resolution passed on the 11th May 2006

99	Directors’ interests - general

For the purposes of articles 97 and 98:

99.1

a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any contract, transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such contract, transaction or arrangement of the nature and extent so specified;

	99.2	an interest of a person who is connected (within the meaning of section 346 of the act) with a director shall be treated as an interest of the director; and

99.3

an interest (whether of his or of such a connected person) of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

Committees of the directors

100	Appointment and constitution of committees

100.1

The directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the directors) to committees.

100.2

Any such committee shall, unless the directors otherwise resolve, have power to sub-delegate to sub-committees or to any person any of the powers or discretions delegated to it. Any such committee or sub-committee shall consist of one or more directors only. Insofar as any such power or discretion is delegated to a committee or sub-committee, any reference in these articles to the exercise by the directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such committee or sub-committee.

	100.3	Any committee or sub-committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the directors.

101	Proceedings of committee meetings

The meetings and proceedings of any such committee or sub-committee consisting of 2 or more persons shall be governed, with such changes as are appropriate, by the provisions of these articles regulating the meetings and proceedings of the directors, so far as the same are not superseded by any regulations made by the directors under article 100.

Powers of directors

102	General powers

The business and affairs of the company shall be managed by the directors, who may exercise all such powers of the company as are not by the statutes or by these articles required to be exercised by the company in general meeting, subject to these articles, to the provisions of the statutes and to such regulations as may be prescribed by special resolution of the company, but no regulation so made by the company shall invalidate any prior act of the directors which would have been valid if such regulation had not been made. The general powers given by this article shall not be limited or restricted by any special authority or power given to the directors by any other article.

103	Local boards

The directors may establish any local boards or agencies for managing any of the affairs of the company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the directors may think fit, and the directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

104	Appointment of attorney

The directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit. The directors may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

105	Signature on cheques etc.

All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the directors shall from time to time by resolution determine.

Secretary

106	Secretary

The secretary shall be appointed by the directors on such terms and for such period as they may think fit. Any secretary so appointed may at any time be removed from office by the directors, but without prejudice to any claim for damages for breach of any contract of service between him and the company. If thought fit two or more persons may be appointed as joint secretaries. In the absence of the secretary or during such times as the position is vacant, a person or persons appointed or acting as deputy secretary or assistant secretary may perform all of the duties required under these articles and the statutes.

The seal

107	The seal

107.1

The directors shall provide for the safe custody of the seal and any securities seal. The securities seal shall be used only for sealing securities issued by the company and documents creating or evidencing securities so issued.

107.2

Every instrument to which the seal or the securities seal shall be affixed (other than a certificate for or evidencing shares issued by the company, or debentures or other securities (including options) issued by the company in respect of which the provisions of article 14 shall also apply) shall be signed autographically by:

		107.2.1	one director and the secretary; or

		107.2.2	two directors; or

		107.2.3	any person or persons authorised by a resolution of the directors or of a committee duly authorised in that behalf.

In favour of any purchaser or person dealing in good faith with the company, such signatures shall be conclusive evidence of the fact that the seal has been properly affixed.

107.3

Subject to the statutes, the company may dispense with the use of a seal, either generally or in respect of any particular category of document, at the discretion of the directors. Whether or not use of a seal has been so dispensed with, a document signed by a director and the secretary or by two directors and expressed (in whatever form of words) to be executed by the company as a deed shall have the same effect as if executed under seal. Any document so executed by the company which makes it clear that it is intended to operate as a deed shall have effect upon delivery as a deed.

	107.4	The company may exercise the powers conferred by the statutes with regard to having an official seal for use abroad and such powers shall be vested in the directors.

Authentication of documents

108	Authentication of documents

108.1

Any director or the secretary or any person appointed by the directors for the purpose shall have power to authenticate any document affecting the constitution of the company and any resolution passed at a general meeting or at a meeting of the directors or any committee, and any book, record, document or account relating to the business of the company, and to certify copies thereof or extracts therefrom as true copies or extracts. Where any book, record, document or account is elsewhere than at the office, the local manager or other officer of the company having the custody thereof shall be deemed to be a person appointed by the directors as aforesaid.

108.2

A document purporting to be a copy of any such resolution, or an extract from the minutes of any such meeting, which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

Reserves

109	Establishment of reserves

The directors may from time to time set aside out of the profits of the company and carry to reserve such sums as they think proper which, at the discretion of the directors, shall be applicable for any purpose to which the profits of the company may properly be applied, and pending such application may either be employed in the business of the company or be invested. The directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The directors may also without placing the same to reserve carry forward any profits. In carrying sums to reserve and in applying the same the directors shall comply with the provisions of the statutes.

110	Business bought as from past date

Subject to the provisions of the statutes, where any asset, business or property is bought by the company as from a past date, the profits and losses thereof as from such date may at the discretion of the directors in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the directors be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.

Dividends

111	Dividends

The company may by ordinary resolution declare dividends but no such dividend shall exceed the amount recommended by the directors.

112	Fixed, interim and other dividends

If and so far as in the opinion of the directors the profits of the company justify such payments, the directors:

	112.1	may pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof; and

	112.2	may also from time to time pay dividends (interim or otherwise) on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.

Provided the directors act in good faith, they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment, on any other class of shares having rights ranking after or equally with those shares, of any such fixed, interim or other dividend as aforesaid.

113	Distribution in specie

The company may upon the recommendation of the directors by ordinary resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

114	Ranking of shares for dividend

114.1

Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this article no amount paid on a share in advance of calls shall be treated as paid on the share.

114.2

The limited voting shares shall not confer any right upon the holders thereof to participate in any distribution of the profits of the company by way of dividend but for the purposes of article 122 and of any other provision contained in these articles, the limited voting shares shall be deemed to confer rights and interests in the profits equally with the holders of ordinary shares according to the amounts paid up on such limited voting shares and ordinary shares respectively, otherwise than in advance of calls.

115	Manner of payment of dividends and other moneys

115.1

Subject to article 115.2, any dividend or other moneys payable on or in respect of a share shall be paid to the member as at the relevant record date or to such other person as the member may in writing direct. Such dividend or other moneys may be paid:

		115.1.1	by cheque, warrant, order or similar financial instrument sent by post to and payable to or to the order of the member;

		115.1.2	by inter-bank transfer or other electronic means direct to such account as the member shall in writing (or by means of such other authorisation as the directors may determine) direct;

		115.1.3	using the facilities of a relevant system; or

		115.1.4	by such other method of payment as the member may agree to.

Every such cheque, warrant or order shall be sent at the risk of the person or persons entitled to the money represented thereby, and payment of a cheque, warrant or order by the banker upon whom it is drawn, and any transfer or payment within article 115.1.2, 115.1.3 or 115.1.4, shall be a good discharge to the company.

	115.2	For the purposes of this article 115, where a share is held by joint holders:

115.2.1

in the case of instructions to pay a person other than the joint holders, any such instructions shall require the written signature or other authorisation as the directors may determine of all such joint holders; but

		115.2.2	otherwise, all payments shall be made to all such joint holders (any cheque, warrant or order being drawn in favour of all such joint holders and sent to the person first named in the register).

	115.3	Subject to the provisions of these articles and to the rights attaching to any shares, any dividend or other moneys payable on or in respect of a share may be paid in such currency or currencies as the directors may determine, using such exchange rate or rates for currency conversions as the directors may select.

116	Joint holders

If two or more persons are registered as joint holders of or entitled jointly to any share, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

117	No interest on dividends

No dividend or other moneys payable on or in respect of a share shall bear interest as against the company.

118	Retention of dividends

The directors may:

118.1

deduct from any dividend or other moneys payable to any member on or in respect of a share all sums of money (if any) presently payable by him to the company on account of calls or otherwise in relation to shares of the company;

118.2

deduct from any dividend or other moneys payable to any member on or in respect of a share any taxes charges imposts penalties or statutory or regulatory fines or levies imposed on the company by virtue of that member’s status under the securities laws or other laws in any jurisdiction; and

118.3

retain the dividends payable upon shares in respect of which any person is under articles 41 to 44 inclusive entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

119	Unclaimed dividends and other moneys

Any dividend or other moneys unclaimed after a period of 12 years from the date on which such dividend was declared or such other moneys became due for payment shall be forfeited and shall revert to the company.

120	Waiver of dividend

The waiver in whole or in part (in excess of 0.1p per share) of any dividend on any share by any document (whether or not executed as a deed) shall be effective only if such document is signed by the shareholder or, in the case of joint shareholders, all of them and delivered to the company and if or to the extent that the same is accepted as such or acted upon by the company.

121	Share alternative

121.1

Subject as hereinafter provided, the directors may, in writing, offer to ordinary shareholders the right to receive, instead of dividend (or part thereof), an allotment of new ordinary shares credited as fully paid.

121.2

The directors shall not make such an offer unless so authorised by an ordinary resolution passed at any general meeting, which authority may extend to dividends declared or paid prior to the fifth following annual general meeting, but no further.

121.3

The directors may either offer such rights of election in respect of the next dividend (or part thereof) proposed to be paid; or may offer such rights of election in respect of that dividend and all subsequent dividends, until such time as the election is revoked; or may allow shareholders to make an election in either form.

121.4

The basis of allotment on each occasion shall be determined by the directors so that, as nearly as may be considered convenient, the value of the ordinary shares to be allotted instead of any amount of dividend shall equal such amount. For such purpose, the value of an ordinary share shall be the average of the middle market quotations of an ordinary share on the London stock exchange, as derived from the daily official list, on each of the first 5 business days on which the ordinary shares are quoted “ex” the relevant dividend.

121.5

If the directors determine to offer such right of election on any occasion, they shall give notice to the ordinary shareholders of such right and shall issue forms of election and shall specify the procedures to be followed in order to exercise such right. There shall be no need to give such notice to a shareholder who has previously made, and has not revoked, an earlier election to receive ordinary shares instead of all future dividends, but the directors shall send him a reminder that he has made such an election, indicating how that election may be revoked in time for the next dividend proposed to be paid.

121.6

On each occasion the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on ordinary shares in respect whereof the share election has been duly exercised and has not been revoked (the “elected ordinary shares”), and instead thereof additional shares shall be allotted to the holders of the elected ordinary shares on the basis of allotment determined as aforesaid. For such purpose, the directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve) or profit and loss account as the directors may determine, a sum equal to the aggregate nominal amount of additional ordinary shares to be allotted on that occasion on such basis and shall apply the same in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to and amongst the holders of the elected ordinary shares on such basis.

121.7

The additional ordinary shares so allotted on any occasion shall rank equally in all respects with the fully-paid ordinary shares in issue, on the record date for the relevant dividend, save only as regards participation in the relevant dividend.

121.8	Article 122 shall apply with such changes as are appropriate to any capitalisation made pursuant to this article.

121.9

No fraction of an ordinary share shall be allotted. The directors may make such provision as they think fit for any fractional entitlements including, without limitation, provision whereby, in whole or in part:

	121.9.1	the benefit thereof accrues to the company; and/or

	121.9.2	fractional entitlements are accrued and/or retained, and in either case accumulated, on behalf of any ordinary shareholder.

121.10

The directors may on any occasion determine that rights of election shall not be made available to any ordinary shareholders with registered addresses in any territory where the directors have not been assured to their satisfaction that, in the absence of a registration statement or other special formalities, the circulation of an offer of rights of election would be lawful, or where the directors consider that circulation would be impractical in view of legal, regulatory or practical problems applicable in any such territory, and in such event the provisions aforesaid shall be read and construed subject to such determination.

	121.11	In relation to any particular proposed dividend, the directors may in their absolute discretion decide:

		121.11.1	that ordinary shareholders shall not be entitled to make any election in respect thereof and that any election previously made shall not extend to such dividend; or

121.11.2

at any time prior to the allotment of the ordinary shares which would otherwise be allotted instead thereof, that all elections to take shares instead of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.

Capitalisation of profits and reserves

122	Capitalisation of profits and reserves

122.1

The directors may, with the sanction of an ordinary resolution of the company, capitalise any sum standing to the credit of any of the company’s reserve accounts (including any share premium account, capital redemption reserve or other undistributable reserve) or any sum standing to the credit of its profit and loss account.

122.2

Such capitalisation shall be effected by appropriating such sum to the holders of limited voting shares and ordinary shares on the register at the close of business on the date of the resolution (or such other date as may be specified therein or determined as therein provided) in proportion to their then holdings of limited voting shares and ordinary shares (pro rata to the amount paid up thereon) and applying such sum on their behalf:

122.2.1

in paying up in full unissued limited voting shares and ordinary shares respectively (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class) for allotment and distribution credited as fully paid up to and amongst them as bonus shares in the proportion aforesaid;

122.2.2

in or towards paying up amounts for the time being unpaid on any shares held by such holders (otherwise than by application of any sum standing to the credit of share premium account, capital reserve or other undistributable reserve); or

		122.2.3	subject as provided in article 122.2.2, partly in one way and partly in another.

122.3

The directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the company rather than to the members concerned). The directors may authorise any person to enter on behalf of all the members interested into an agreement with the company providing for any such capitalisation and matters incidental thereto, and any agreement made under such authority shall be effective and binding on all concerned.

Accounts

123	Accounting records

Accounting records sufficient to show and explain the company’s transactions and otherwise complying with the statutes shall be kept at the office, or at such other place as the directors think fit, and shall always be open to inspection by the officers of the company. Subject as aforesaid, no member of the company or other person shall have any right of inspecting any account or book or document of the company except as conferred by statute or ordered by a court or authorised by the directors.

124	Copies of accounts for members

A copy of every balance sheet and profit and loss account which is to be laid before a general meeting of the company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than 21 days before the date of the meeting be sent to every member of the company and to every other person who is entitled to receive notices of meetings from the company under the provisions of the statutes or of these articles, provided that this article shall not require a copy of these documents to be sent to:

	124.1	any member to whom a summary financial statement is sent in accordance with the statutes;

	124.2	more than one of joint holders; or

	124.3	any person of whose address the company is not aware,

but any member to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the office. To the extent permitted by the statutes and agreed by the member, the documents referred to in this article may be sent by electronic communication.

Auditors

125	Validity of auditor’s acts

Subject to the provisions of the statutes, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

126	Auditor’s right to attend general meetings

An auditor shall be entitled to attend any general meeting and to receive all notices of and other communications relating to any general meeting which any member is entitled to receive, and to be heard at any general meeting on any part of the business of the meeting which concerns him as auditor.

Service of documents

127	Service of documents by the company

	127.1	Any document (whether or not required to be sent or delivered by the statutes or these articles) may be served on or delivered to any member by the company either:

	127.1.1	personally;

127.1.2

by sending it by post in a pre-paid envelope addressed to such member at his registered address in the United Kingdom or (if he has no such address) to the address, if any, within the United Kingdom supplied by him to the company as his address for the service of documents;

	127.1.3	by delivering it to such address addressed as aforesaid;

127.1.4

where the member is an employee of the company or any of its subsidiary undertakings, by sending it through the company’s internal post system in an envelope to the member’s last known place of work in the company or any of its subsidiary undertakings;

	127.1.5	by fax (except for share certificates) to a fax number notified by the member in writing;

	127.1.6	by electronic communication (except for share certificates) to an address notified by the member in writing;

	127.1.7	by a relevant system; or

	127.1.8	by advertisement in at least 2 United Kingdom national newspapers.

127.2

	127.2.1	Where a document is served or delivered by post, service or delivery shall be deemed to be effected at the expiration of:

(x) 24 hours for first class post;

(xi) 48 hours for second class post; or

(xii) 7 days for any other forms of post,

after the time when the envelope containing the same is posted and in proving such service or delivery it shall be sufficient to prove that such envelope was properly addressed, stamped and posted.

127.2.2

Where a document is served or delivered by the company’s internal post system, service or delivery shall be deemed to be effected on the day after it was sent. In proving such service or delivery, it shall be sufficient to prove that such envelope was properly delivered by the company’s internal post system by an entry in the company’s records that it was put into such internal post system.

	127.2.3	Where a document (other than a share certificate) is served or delivered by fax, service or delivery shall be deemed to be effected at the time it was sent.

	127.2.4	Where a document (other than a share certificate) is served or delivered by electronic communication, service or delivery shall be deemed to be effected 48 hours after the time it was sent.

127.2.5

Where a document is served or delivered by a relevant system, service or delivery shall be deemed to be effected when the company (or a sponsoring system-participant acting on its behalf) sends the issuer-instruction relating to the notice or document.

127.2.6

Where a document is served or delivered by an advertisement, service or delivery shall be deemed to be effected at midday on the day when the advertisement (or if more than one, the first) appears in the newspapers.

127.3	The accidental failure to send, or the non-receipt by any person of, any document relating to any meeting or other proceeding shall not invalidate the relevant meeting or other proceeding.

128	Service of documents to the company

	128.1	Members may serve or deliver a document to the company:

		128.1.1	by delivering it by hand to the office;

		128.1.2	by sending it by post or other delivery service in an envelope (with postage or delivery paid) to the office;

		128.1.3	by fax to the fax number notified by the company in its communications to members for this purpose; or

		128.1.4	by electronic communication to the address notified by the company in its communications to members for this purpose.

	128.2	If a document is delivered to the company by hand, service or delivery shall be deemed to be effected at the time it is left at the office.

128.3

If a document is sent to the company by post or other delivery service not referred to in articles 128.4 and 128.5, service or delivery shall be deemed to be effected at the time it is received at the office.

	128.4	If a document is sent to the company by fax, service or delivery shall be deemed to be effected at the time it was received.

	128.5	If a document is sent to the company by electronic communication, service or delivery shall be deemed to be effected at the time it was received.

129	Service of notices

Any notice to be given to or by any person pursuant to these articles shall be in writing, except that a notice calling the meeting of the directors need not be in writing.

130	Joint holders

Any notice given to that one of the joint holders of a share whose name stands first in the register in respect of the share shall be sufficient notice to all the joint holders in their capacity as such. For such purpose, a joint holder having no registered address in the United Kingdom and not having supplied an address within the United Kingdom for the service of notices shall be disregarded.

131	Incapacitated members

131.1

A person entitled to a share in consequence of the incapacity of a member (upon supplying to the company such evidence as the directors may reasonably require to show his title to the share and upon supplying also an address within the United Kingdom for the service of notices) shall be entitled to have served upon or delivered to him at such address any notice or document to which such member would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

131.2

Save as aforesaid, any notice or document delivered or sent to any member in pursuance of these articles shall, notwithstanding that such member be suffering from incapacity and whether or not the company has notice of his incapacity, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or first-named joint holder.

132	Overseas members

A member who (having no registered address within the United Kingdom) has not supplied to the company an address within the United Kingdom for the service of documents shall not be entitled to receive documents from the company other than cheques, warrants, orders or similar financial instruments in respect of dividends, instalments of interest and other amounts payable.

133	Suspension of postal services or electronic communication

133.1

If at any time, by reason of the suspension, restriction or curtailment of postal services or electronic communication within the United Kingdom, the company is unable effectively to distribute the accounts of the company or convene a general meeting by notices sent through the post or by means of electronic communication, such meeting may be convened by a notice advertised in at least 2 national newspapers and such notice shall be deemed to have been duly served on all members entitled thereto on the day when the advertisement appears (or first appears).

133.2

The company shall at all times between the date of publication of such advertisement and the meeting to which it relates make any relevant documents, available for collection and inspection during normal business hours at the office and the head office of the company and also at such places in Edinburgh and the City of London as shall be stated in such advertisement.

134	Signing of documents

Where under these articles a document requires to be signed by a member or other person then, if in the form of an electronic communication, it must to be valid incorporate the electronic signature or personal identification details (which may be details previously allocated by the company) of that member or other person, in such form as the directors may approve, or be accompanied by such other evidence as the directors may require to satisfy themselves that the document is genuine. The company may designate mechanisms for validating any such document, and any such document not so validated by use of such mechanisms shall be deemed not to have been received by the company.

135	Electronic communication

135.1

Any member may notify the company of an address for the purpose of his receiving electronic communications from the company, and having done so shall be deemed to have agreed to receive notices and other documents from the company by electronic communication of the kind to which the address relates. In addition, if a member notifies the company of his e-mail address, the company may satisfy its obligation to send him any notice or other document by:

	135.2	publishing such notice or document on a web site; and

135.3

notifying him by e-mail to that e-mail address that such notice or document has been so published, specifying the address of the web site on which it has been published, the place on the web site where it may be accessed, how it may be accessed and (if it is a notice relating to a shareholders’ meeting) stating (i) that the notice concerns a notice of a company meeting served in accordance with the act, (ii) the place, date and time of the meeting, (iii) whether the meeting is to be an annual or extraordinary general meeting and (iv) such other information as the statutes may prescribe.

	135.4	Any amendment or revocation of a notification given to the company under this article shall only take effect if in writing, signed by the member and on actual receipt by the company thereof.

	135.5	An electronic communication shall not be treated as received by the company if it is rejected by computer virus protection arrangements.

136	Statutory requirements as to notices

Nothing in any of articles 127 to 135 inclusive shall affect any requirement of these articles or the statutes that any particular notice or other document be served in any particular manner.

Winding up

137	Directors’ power to petition

The directors shall have power in the name and on behalf of the company to present a petition to the court for the company to be wound up.

138	Return of capital and winding up

	138.1	On a return of capital, whether in a winding up or a reduction of capital or otherwise:

		138.1.1	the ordinary shares and the limited voting shares shall rank equally in all respects; and

		138.1.2	the preference shares will be entitled to the rights attached to them on issue.

138.2

If the company shall be wound up (whether the liquidation is voluntary, under supervision, or by the court), the liquidator may, with the authority of an extraordinary resolution, divide among the members in specie or kind the whole or any part of the assets of the company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds. The liquidator may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator with the like authority shall think fit, and the liquidation of the company may be closed and the company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

Destruction of documents

139	Destruction of documents

Subject to compliance with the rules (as defined in the CREST regulations) applicable to shares of the company in uncertificated form, the company shall be entitled to destroy:

139.1	all instruments of transfer or other documents which have been registered or on the basis of which registration was made, at any time after the expiry of 6 years from the date of registration thereof;

139.2

all dividend mandates and notifications of change of address including forms or other documents created after notification by telephone, fax or electronic communication, at any time after the expiry of 2 years from the date of recording thereof;

139.3	all share certificates which have been cancelled, at any time after the expiry of one year from the date of the cancellation thereof; and

139.4	for the purposes of articles 139.1 to 139.3, it shall conclusively be presumed in favour of the company that:

139.4.1	every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

139.4.2	every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

139.4.3	every share certificate so destroyed was a valid and effective certificate duly and properly cancelled; and

139.4.4	every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the company,

provided that:

(i)	all such provisions shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(ii)

nothing herein contained shall be construed as imposing upon the company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the company in the absence of this article;

(iii)

any document referred to above may, subject to the statutes, be destroyed before the end of the relevant period so long as a copy of such document (whether made electronically, by microfilm, by digital imaging or by any other means) has been made and is retained until the end of the relevant period; and

(iv)	references herein to the destruction of any document include references to the disposal thereof in any manner.

Indemnity, insurance and defence costs

140	Indemnity, insurance and defence costs[1]

140.1

Subject to the provisions of, and so far as may be permitted by and consistent with, the statutes, any person who is or was at any time a director, officer, employee or trustee of the company or of any associated company or organisation may be indemnified by the company out of its own funds against (a) any liability incurred by or attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the company or any associated company or organisation; and (b) any other liability incurred by or attaching to him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or offices. Where any such person is indemnified against any liability in accordance with article 140.1, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

140.2

Without prejudice to article 140.1 above, the directors shall have power to purchase and maintain insurance for or for the benefit of any person who is or was at any time a director, officer, employee or trustee of the company or of any associated company or organisation, including insurance against any liability incurred by or attaching to him in respect of any act or omission in the actual or purported execution and/or discharge of his duties and/or in the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or offices in relation to the company or any associated company or organisation (and all costs, charges, losses, expenses and liabilities incurred by him in relation thereto).

140.3

Subject to the provisions of, and so far as may be permitted by and consistent with, the statutes, the company (i) may provide any person who is or was at any time a director, officer, employee or trustee of the company or of any associated company or organisation with funds to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings or in connection with any application for relief from liability under the statutes and (ii) may do anything to enable such a person to avoid incurring such expenditure.

140.4

For the purpose of articles 140.1 to 140.3 above an “associated company or organisation” is any company or other body, whether or not incorporated, (i) which is the company’s holding company or (ii) in which the company or its holding company or any of the predecessors of the company or of such holding company has any interest whether direct or indirect or (iii) which is in any way allied to or associated with the company or its holding company or any of the predecessors of the company or of such holding company (including any pension fund or employees’ share scheme in which any employees of the company or of any associated company or organisation are interested and any company acting as trustee for such pension fund or share scheme) or (iv) which is a subsidiary undertaking of any person mentioned in (iii) or (v) to which directors, officers, employees or trustees of the company or of any subsidiary undertaking or any holding company of the company are permitted by the company or any subsidiary undertaking or any holding company of the company to lend their services; and “person” shall include any natural person, partnership, other unincorporated association or body corporate.

[1]	Amended by a special resolution passed on 11th May 2006

- i -

- ii -

- iii -

- iv -

COMPANY NUMBER: 95000

LLOYDS TSB GROUP plc

At the annual general meeting of the members of the company held at the Radisson SAS hotel, 301 Argyle Street, Glasgow G2 8DL, on 11 May 2006, the following resolutions, as set out in the notice of meeting, were passed.

ORDINARY RESOLUTION 7

7.

“That the authority conferred on the directors by article 9.2 of the company’s articles of association be renewed for the period ending on the day of the annual general meeting in 2007 or on 10 August 2007, whichever is the earlier, and for that period the section 80 amount shall be £370,781,731, US$40,000,000, €40,000,000 and ¥1,250,000,000.”

SPECIAL RESOLUTION 8

8.

“That, subject to the passing of resolution 7 in the notice of this meeting, the power conferred on the directors by article 9.3 of the company’s articles of association be renewed for the period mentioned in that resolution and for that period the section 89 amount shall be £71,023,408.”

SPECIAL RESOLUTION 9

9.

“That the company’s general and unconditional authority, conferred by resolution passed at the annual general meeting of the company in 2005, to make market purchases, within the meaning of section 163 of the Companies Act 1985, of ordinary shares of 25p each in the capital of the company be further renewed and extended from the conclusion of this meeting, and where such shares are held in treasury, the company may use them for the purposes of its employees’ share schemes, provided that:

	(a)	the maximum aggregate number of ordinary shares authorised to be purchased be 568 million;

	(b)	the minimum price which may be paid for each ordinary share be 25p;

(c)

the maximum price, inclusive of expenses, which may be paid for each ordinary share be an amount equal to 105% of the average of the middle market quotations as derived from the stock exchange daily official list for the five business days immediately preceding the day on which the ordinary share is purchased;

(d)

the renewed and extended authority shall expire at the conclusion of the annual general meeting in 2007 or on 10 November 2007, whichever is the earlier, unless that authority be further renewed before then; and

(e)

the company may make a contract to purchase its ordinary shares under the renewed and extended authority before its expiry which would or might be executed wholly or partly after the expiry, and may make a purchase of its ordinary shares under that contract.

A. J. Michie
Secretary

17 May, 2006